         Portions of this Exhibit 10.35 have been redacted and are the subject of a confidential treatment request filed with the Secretary of the Securities and Exchange Commission.

                           CONVERTIBLE PREFERRED STOCK


                               PURCHASE AGREEMENT


         THIS AGREEMENT, dated this 17th day of July, 1997 is entered into by and among Helicon Therapeutics, Inc., a Delaware corporation (the
"Corporation"), ** ("Roche"), Oncogene Science, Inc. ("OSI") and Cold Spring Harbor Laboratory ("CSHL", and collectively with Roche and OSI, the "Investors").

         The Corporation and the Investors are desirous of providing for the issuance of shares of Preferred Stock (as hereinafter defined) by the Corporation and to the Investors, as more specifically set forth hereinafter.

         NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained, the parties hereto, intending to be legally bound, hereby agree as follows:


         SECTION 1. Filing of Certificate. Prior to the Closing (as defined in
Section 4 hereof), the Corporation shall have filed a Certificate of Incorporation of the Corporation (the "Certificate") in the form attached hereto as Exhibit A. Pursuant to the Certificate, the Corporation shall be authorized to issue up to ** shares of Common Stock, par value $.001 per share ("Common Stock"), of which ** shares of Common Stock shall have been designated as Ordinary Common Stock ("Ordinary Common Stock") and ** shares of Common Stock shall have been designated Senior Common Stock, and up to ** shares of Preferred Stock, par value $.001 per share (the "Preferred Stock"), of which ** shares of Preferred Stock shall have been designated as Series A Convertible Preferred Stock.

         SECTION 2. Authorization of Issuance and Sale of Preferred Shares; Reservation of Reserved Shares; Use of Proceeds.

                  2.1 Authorization of Issuance. Subject to the terms and conditions hereof, the Corporation has authorized the sale and issuance to the Investors on the Closing Date (as defined in Section 4 hereof) the number of shares of Preferred Stock (such shares of Preferred Stock being sometimes hereinafter referred to as the "Preferred Shares") as set forth on Schedule 1 hereof.

                  2.2 Reservation of Reserved Shares. Prior to the Closing, the Corporation shall have reserved for issuance ** shares of Ordinary Common Stock for issuance upon conversion of the Preferred Shares (such reserved Ordinary Common Stock being sometimes collectively hereinafter referred to as the "Reserved Shares").

-------------------

** This portion has been redacted pursuant to a request for confidential treatment.

                  2.3 Use of Proceeds. The Corporation shall use the net cash proceeds from the sale of the Preferred Shares hereby for research and product development and other working capital purposes.

         SECTION 3. Delivery of Preferred Shares.

                  3.1 Agreement to Sell and Purchase Preferred Shares.

                             (a) Subject to the terms and conditions set forth
herein, including, but not limited to, the conditions precedent set forth in
Section 7 below, at the Closing, the Corporation shall sell and issue to Roche, and Roche shall purchase and receive from the Corporation, the number of Preferred Shares set forth opposite its name on Schedule 1 at the purchase price of ** per share (the "Purchase Price").

                             (b) Subject to the terms and conditions set forth
herein, including, but not limited to, the conditions precedent set forth in
Section 7 below, at the Closing, the Corporation shall sell and issue to OSI, and OSI shall purchase and receive from the Corporation, the number of Preferred Shares set forth opposite its name on Schedule 1 and in consideration therefor OSI shall contribute to the Corporation (i) ** , (ii) a non-exclusive, royalty-free license to use screening technology (as defined herein) and commercialize products which are the subject of an OSI patent application covering a method of screening and modulation transcription and ** .

                             (c) Subject to the terms and conditions set forth
herein, including, but not limited to, the conditions precedent set forth in
Section 7 below, at the Closing, the Corporation shall sell and issue to CSHL, and CSHL shall purchase and receive from the Corporation, the number of Preferred Shares set forth opposite its name on Schedule 1 and in consideration therefor CSHL shall contribute to the Corporation (i) an exclusive royalty free license to commercialize technology which is the subject of a CSHL patent application covering a method of cloning and characterizing genes associated with long-term memory, under which CSHL shall be entitled to reimbursement from the Corporation for patent and related expenses and (ii) ** .

                  3.2 Delivery of Shares; Form of Consideration. At the Closing, the Corporation shall deliver to the Investors certificate(s), registered in the name of the Investors, representing their respective Preferred Shares. Delivery of certificate(s) representing the Preferred Shares shall be made to Roche against payment by Roche of the Purchase Price by wire transfer in immediately available funds to an account designated by the Corporation.

         SECTION 4. The Closing. The closing (the "Closing") hereunder with respect to the transactions contemplated by Sections 2 and 3 hereof is taking place by facsimile transmission of executed copies of the documents contemplated hereby delivered on the date hereof at the offices of Squadron, Ellenoff, Plesent & Sheinfeld, LLP, New York, New York (the date hereof sometimes

-------------------

** This portion has been redacted pursuant to a request for confidential treatment.

being referred to herein as the "Closing Date") and confirmed by overnight delivery of originally executed copies of such documents.

         SECTION  5. Representations and Warranties of the Corporation to the
                     Investor.

         The Corporation hereby represents and warrants to the Investors as follows:

                  5.1 Organization. The Corporation is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to own and lease its property and to carry on its business as presently conducted. The Corporation does not own or lease property or engage in any activity in any other jurisdiction which would require its qualification in such jurisdiction and in which the failure to be so qualified would have a material adverse effect on the financial or any other business condition of the Corporation.

                  5.2 Capitalization. As more fully described in the capitalization table set forth in Exhibit B attached hereto, the authorized capital stock of the Corporation immediately following the Closing shall consist of:

                             (a) ** shares of Common Stock, of which ** shares
of Ordinary Common Stock shall have been duly reserved for issuance upon conversion of the issued and outstanding shares of Series A Preferred Stock;

                             (b) ** shares of Preferred Stock, of which **
shares shall be designated as Series A Convertible Preferred Stock, of which ** shares shall be validly issued and outstanding.

         Except pursuant to the terms of this Agreement, the Certificate, the By-laws of the Corporation (the "By-laws"), the Stockholders' Agreement dated as of the date hereof among the Corporation and the other signatories thereto attached hereto as Exhibit C (the "Stockholders' Agreement"), the Collaborative Research and License Agreement entered into as of July 1, 1997, by and between Hoffmann-La Roche Inc. and the Corporation, the additional shares which may be purchased by the holders of the Common Stock, there are, and immediately following the Closing, there will be: (1) no outstanding warrants, options, rights, agreements, convertible securities or other commitments or instruments pursuant to which the Corporation is or may become obligated to issue, sell, repurchase or redeem any shares of capital stock or other securities of the Corporation; (2) no preemptive, contractual or similar rights to purchase or otherwise acquire shares of capital stock of the Corporation pursuant to any provision of law or any agreement to which the Corporation is a party or may otherwise by bound; (3) no restrictions on the transfer of capital stock of the Corporation imposed by any agreement to which the Corporation is a party or, to the best of the Corporation's knowledge, any order of any court or any governmental agency to which the Corporation is subject, other than with respect to any applicable statutes, laws, rules or regulations; (4) no cumulative voting rights for any of the Corporation's capital stock; (5) no registration rights under the Securities Act of 1933, as amended ("Securities Act"), with respect to

------------------

** This portion has been redacted pursuant to a request for confidential treatment.

shares of the Corporation's capital stock; (6) to the best of the Corporation's knowledge, no options or other rights to purchase shares of capital stock from stockholders of the Corporation granted by such stockholders; and (7) no agreements, written or oral, between the Corporation and any holder of its securities, or, to the best of the Corporation's knowledge, among holders of its securities, relating to the acquisition, disposition or voting of the securities of the Corporation.

                  5.3 Authorization of this Agreement. The execution, delivery and performance by the Corporation of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all requisite action on the part of the Corporation. This Agreement has been duly executed and delivered by the Corporation and constitutes a valid and binding obligation of the Corporation, enforceable in accordance with its terms. The execution, delivery and performance of this Agreement, the filing of the Certificate and the compliance with the provisions hereof and thereof by the Corporation, will not:

                             (a) violate any provision of law, statute,
ordinance, rule or regulation or any ruling, writ, injunction, order, judgment or decree of any court, administrative agency or other governmental body;

                             (b) conflict with or result in any breach of any of
the terms, conditions or provisions of, or constitute (with due notice or lapse of time, or both) a default (or give rise to any right of termination, cancellation or acceleration) under (i) any agreement, document, instrument, contract, understanding, arrangement, note, indenture, mortgage or lease to which the Corporation is a party or under which the Corporation or any of its assets is bound or affected, (ii) the Certificate, or (iii) the By-laws; or

                             (c) result in the creation of any lien, security
interest, charge or encumbrance upon any of the properties or assets of the Corporation.

                  5.4 Authorization of Preferred Shares and Reserved Shares.

                             (a) The issuance, sale and delivery of the
Preferred Shares have been duly authorized by all requisite action of the Corporation, and, when issued, sold and delivered in accordance with this Agreement, the Preferred Shares will be validly issued and outstanding, fully paid and non-assessable, with no personal liability attaching to the ownership thereof, and, except as may be set forth in the Stockholders' Agreement, not subject to preemptive or any other similar rights of the stockholders of the Corporation or others.

                             (b) The reservation, issuance, sale and delivery by
the Corporation of the Reserved Shares have been duly authorized by all requisite action of the Corporation, and the Reserved Shares have been duly reserved in accordance with Section 2.2 of this Agreement. Upon the issuance and delivery of the Reserved Shares in accordance with the terms of this Agreement, the Reserved Shares will be validly issued and outstanding, fully paid and non-assessable, with no personal liability attaching to the ownership thereof, and not subject to preemptive or any other similar rights of the stockholders of the Corporation or others.

                  5.5 Consents and Approvals. No authorization, consent, approval or other order of, or declaration to or filing with, any governmental agency or body (other than filings required to be made under applicable federal and state securities laws) or any other person, entity or association is required for: (a) the valid authorization, execution, delivery and performance by the Corporation of this Agreement; (b) the valid authorization, issuance, sale and delivery of the Preferred Shares; or (c) the valid authorization, reservation, issuance, sale and delivery of the Reserved Shares. The Corporation has obtained all other consents that are necessary to permit the consummation of the transactions contemplated hereby and thereby.

                  5.6 Business of Corporation.

                           (a) Except as set forth in Schedule 5.6(a) attached
hereto:

                                    (i) the Corporation has not entered into and
is not a party to and is not otherwise bound or affected by any written or oral contract, agreement, understanding, arrangement, lease, guaranty or other obligation or series of related obligations or transactions in excess of Twenty Five Thousand Dollars ($25,000), other than this Agreement, the transactions contemplated by the Stockholders' Agreement and the stock option agreements relating to the Plan Shares;

                                    (ii) the Corporation is not a party to, or,
directly or indirectly bound by, any indenture, mortgage, deed of trust or other agreement or instrument relating to the borrowing of money, the guarantee of indebtedness or the granting of any security interest, negative pledge or other encumbrance on the assets of the Corporation; and

                                    (iii) the Corporation has not incurred and
is not subject to any liabilities or obligations, fixed or contingent, matured or unmatured or otherwise, that, individually or in the aggregate, could have a material adverse effect upon the business, operation, conditions or prospects of the Corporation.

                           (b) The unaudited financial statements described in
Section 5.6(k) hereof, including any notes thereto, reflect all liabilities of the Corporation as of the date of such financial statements. Since the date of the Balance Sheet (as such term is hereinafter defined), the Corporation has not incurred any obligation (or series of related obligations) or liability, contingent or otherwise, in excess of One Hundred Thousand Dollars ($100,000) except as set forth in Schedule 5.6(b) attached hereto.

                           (c) Except as provided in Schedule 5.6(c) attached
hereto: (i) there are no actions, suits, arbitrations, claims, investigations or legal or administrative proceedings pending or, to the best of the Corporation's knowledge, threatened, against the Corporation, whether at law or in equity;
(ii) there are no judgments, decrees, injunctions or orders of any court, government department, commission, agency, instrumentality or arbitrator entered or existing against the Corporation or any of its assets or properties for any of the foregoing or otherwise; and (iii) the Corporation has not admitted in writing its inability to pay its debts generally as they become due, filed or consented to the filing against it of a petition in bankruptcy or a petition to take advantage of any insolvency act, made an assignment for the benefit of creditors, consented to the appointment of a receiver for itself or for the whole or any substantial part of its property, or had a petition in bankruptcy filed against it, been adjudicated bankrupt, or filed a petition or answer seeking reorganization or arrangement under the federal bankruptcy laws or any other laws of the United States or any other jurisdiction.

                             (d) The Corporation is in compliance in all
material respects with all obligations, agreements and conditions contained in any evidence of indebtedness or any loan agreement or other contract or agreement (whether or not relating to indebtedness) to which the Corporation is a party or is subject (collectively, the "Obligations"), the lack of compliance with which could afford to any person the right to accelerate any indebtedness or terminate any right of or agreement with the Corporation. To the best of the Corporation's knowledge, all other parties to such Obligations are in compliance with the terms and conditions of such Obligations.

                             (e) Except for employment and consulting agreements
set forth on Schedule 5.6(a) attached hereto, agreements and arrangements relating to the Plan Shares or the Scientist Shares and except as provided in
Schedule 5.6(e) attached hereto, this Agreement and the Stockholders' Agreement, there are no agreements, understandings or proposed transactions between the Corporation and any of its employees, officers, directors or other affiliates (as defined in Rule 405 promulgated under the Securities Act) or any affiliates of such employees, officers, directors or other affiliates.

                             (f) Each current employee of or consultant to the
Corporation who has or is proposed to have access to confidential and/or proprietary information of the Corporation is a signatory to, and is bound by, an agreement with the Corporation relating to noncompetition, nondisclosure, proprietary information and/or assignment of patent, copyright and other intellectual property rights substantially in a form previously approved by the Board of Directors of the Corporation.

                             (g) To the best of the Corporation's knowledge, no
employee of or consultant to the Corporation is in violation of any term of any employment contract, patent disclosure agreement or any other contract or agreement including, but not limited to, those matters relating (i) to the relationship of any such employee with the Corporation or to any other party as a result of the nature of the Corporation's business as currently conducted, or
(ii) to unfair competition, trade secrets or proprietary information.

                             (h) The Corporation does not have any employee
benefit plans, except as disclosed in Schedule 5.6(h) attached hereto.

                             (i) The Corporation's employees are not
represented by any labor unions nor, to the Corporation's knowledge, is any union organization campaign in progress. The Corporation is not aware that any of its officers or key employees intends to terminate his or her employment with the Corporation, nor does the Corporation have a present intention to terminate the employment of any of its officers or key employees, which termination of employment would have a material adverse effect on the operations, condition (financial or otherwise), business or research prospects of the Corporation.

                             (j) The Corporation is not in violation of or
default under any provision of its By-Laws or Certificate, or, in any material respect under any contract, instrument, judgment, order, writ or decree to which it is a party or by which it or any of its properties are bound, and, to the best of the Corporation's knowledge, the Corporation is not in violation of any material provision of any federal or state statute, rule or regulation applicable to the Corporation.

                             (k) Included in Schedule 5.6(k) attached hereto is
the Unaudited Balance Sheet dated as June 30, 1997 and Statements of Operation, Stockholders' Equity and Cash Flow as June 30, 1997 (collectively, the "Unaudited Financial Statements"). The Unaudited Financial Statements are complete and correct, are in accordance with the books and records of the Corporation and present fairly the financial condition and results of operations of the Corporation, as at the dates and for the periods indicated, and have been prepared in accordance with generally accepted accounting principles consistently applied, except that the Unaudited Financial Statements have been prepared for the internal use of management and may not be in accordance with generally accepted accounting principles because of the absence of footnotes normally contained therein and are subject to normal year-end audit adjustments which, individually, and in the aggregate, will not be material.

                             (l) Except as set forth in Schedule 5.6(l), there
has not been since June 30, 1997:

                                    (i) any change in the assets, liabilities,
financial condition or operating results of the Corporation from that reflected in the Unaudited Financial Statements, except changes in the ordinary course of business which individually or in the aggregate do not have a material adverse effect on the operations or financial condition of the Corporation;

                                    (ii) any damage, destruction or loss,
whether or not covered by insurance, which individually or in the aggregate might have a material adverse effect on the operations or financial condition of the Corporation;

                                    (iii) any waiver by the Corporation of a
material valuable right or a material debt owed to it;

                                    (iv) any satisfaction or discharge of any
lien, claim or encumbrance or payment of any obligation by the Corporation, except in the ordinary course of business and which is not material to the assets, properties, financial condition, operating results or business of the Corporation, as such business is presently conducted and as it is presently proposed to be conducted;

                                    (v) any materially adverse change or
amendment to a material contract or arrangement by which the Corporation or any of its assets or properties is bound or subject;

                                    (vi) any material change to the terms or
conditions in any compensation arrangement or agreement with any employee of the Corporation, other than clerical and non-managerial employees of the Corporation, such as secretaries, laboratory technicians and laboratory assistants;

                                    (vii) any resignation or termination of
employment of any key officer of the Corporation;

                                    (viii) any mortgage, pledge, transfer of a
security interest in, or lien created by the Corporation, with respect to any of its material properties or assets, except for liens for taxes not yet due or payable;

                                    (ix) any declaration, setting aside or
payment or other distribution in respect of any of the Corporation's capital stock, or any direct or indirect redemption, purchase or other acquisition of any of such stock by the Corporation; or

                                    (x) to the best of Corporation's knowledge,
any other event or condition of any character which, individually or in the aggregate, might have a material adverse effect on the operations or financial condition of the Corporation, other than events affecting the global, national or local economy generally, the financial markets generally or the Corporation's industry generally.

                           (m) Except as set forth in Schedule 5.6(m), each
employee and director of or consultant to the Corporation who has been issued shares of the Corporation's Common Stock or options to purchase shares of the Corporation's Common Stock is a signatory to, and is bound by, a Stock Restriction Agreement and/or a Stock Option Agreement, as the case may be, all with stock transfer restrictions and rights of first offer in favor of the Corporation in a form previously approved by the Board of Directors. In addition, each such Agreement contains a vesting schedule previously approved by the Board of Directors.

                  5.7 Disclosure. This Agreement (including the Schedules hereto), and the Unaudited Financial Statements, taken individually and as a whole, do not contain any untrue statement of material fact, fairly represent the business, properties, assets and condition, financial or other, of the Corporation and do not fail to state a material fact necessary in order to make the statements contained therein and herein, when taken as a whole, not misleading.

                  5.8 Payment of Taxes. The Corporation has accurately prepared and filed within the time prescribed by law all federal, state and local income, excise or franchise tax returns, real estate and personal property tax returns, sales and use tax returns, payroll tax returns and other tax returns required to be filed by it, and has paid or made provision for the payment of all accrued and unpaid taxes and other charges to which the Corporation is subject and which are not currently due and payable. The Corporation has not elected to be treated as a Subchapter S corporation pursuant to Section 1362 of the Internal Revenue Code of 1986, as amended (the "Code"), or as a collapsible corporation pursuant to Section 341(f) of the Code. The Corporation has never had any tax deficiency proposed or assessed against it and has not executed any waiver of any statute of limitations on the assessment or collection of any tax or governmental charge. The federal income tax returns of the Corporation have never been audited by the Internal Revenue Service. Neither the Internal Revenue Service nor any other taxing authority is now asserting nor is threatening to assert against the Corporation any deficiency or claim for additional taxes or interest thereon or penalties in connection therewith, and the Corporation does not know of any such deficiency or basis for such deficiency or claim.

                  5.9 Intellectual Property Rights. All patents, patent rights, patent applications, registered trademarks and service marks, trademark rights, trademark applications, trade names, registered copyrights and all licenses owned or possessed by the Corporation are listed on Schedule 5.9 attached hereto (collectively, the "Listed Rights"). To the best of the Corporation's knowledge, except as set forth on Schedule 5.9, the Listed Rights comprise all of the patents, patent rights, patent applications, registered trademarks and service marks, trademark rights, trademark applications, trade names, registered copyrights and all licenses that are necessary for the conduct of the business of the Corporation as now being conducted and as currently proposed to be conducted. Except as set forth on Schedule 5.9, to the best of the Corporation's knowledge, the Corporation owns and possesses all of the proprietary rights and trade secrets not included in the Listed Rights (hereinafter collectively referred to as "Intellectual Property") necessary for the Corporation's business as now being conducted and as currently proposed to be conducted. Except as set forth on Schedule 5.9, to the best of the Corporation's knowledge, the Listed Rights and Intellectual Property are valid and enforceable rights and do not infringe or conflict with the rights of any third party. There is neither pending nor threatened, or, to the best of the Corporation's knowledge, any basis for, any claim or litigation against the Corporation contesting the validity or right to use any of the Listed Rights or Intellectual Property, and the Corporation has not received any notice of infringement upon or conflict with any asserted right of others nor, to the best of the Corporation's knowledge, is there any basis for such a notice. To the best of the Corporation's knowledge, no person, corporation or other entity is infringing the Corporation's rights to the Listed Rights or Intellectual Property. Except as otherwise provided in Schedule 5.9, the Corporation has no obligation to compensate others for the use of any Listed Right or any Intellectual Property, nor has the Corporation granted any license or other right to use, in any manner, any of the Listed Rights or Intellectual Property, whether or not requiring the payment of royalties.

                  5.10 Securities Laws. Neither the Corporation nor anyone acting on its behalf has offered securities of the Corporation for sale to, or solicited any offers to buy the same from, or sold securities of the Corporation to, any person or organization, in any case so as to subject the Corporation, its promoters, directors and/or officers to any liability under the Securities Act, the Securities Exchange Act of 1934, as amended, or any state securities or "blue sky" law (collectively, the "Securities Laws"). The offer, grant, sale and/or issuance of the Preferred Shares and the Common Stock issuable upon the conversion of the Preferred Shares were not, are not, or, as the case may be, will not be, in violation of the Securities Laws when offered, sold and issued in accordance with the operative documents relating to their issuance.

                  5.11 Title to Properties. Except as provided on Schedule 5.11 attached hereto, the Corporation has good, legal and merchantable title to all of its assets, including all properties and assets reflected on the Balance Sheet and the Unaudited Balance Sheet, free and clear of all liens, restrictions or encumbrances, except those assets disposed of since the date of such Balance Sheet in the ordinary course of business. All machinery and equipment included in such properties which are material to the business of the Corporation are in good condition and repair, and each lease of real or personal property to which the Corporation is a party is fully effective, affords the Corporation peaceful and undisturbed possession of the subject matter of the lease, and such lease is free of any liens, claims or encumbrances. Each such lease constitutes a valid and binding obligation of, and is enforceable in accordance with its terms against, the respective parties thereto. The Corporation has in all respects performed the obligations required to be performed by it to date under such leases and is not in default thereunder in any respect, and there has not occurred any event which (whether with or without the passage of time or the giving of notice) would constitute such a default. The Corporation does not own any real property.

                  5.12 Investments in Other Persons. Except as indicated in
Schedule 5.12 attached hereto, (a) the Corporation has not made any loan or advance to any person or entity which is outstanding on the date hereof, nor is it committed or obligated to make any such loan or advance, and (b) the Corporation has never owned or controlled and does not currently own or control, directly or indirectly, any subsidiaries and has never owned or controlled and does not currently own or control any capital stock or other ownership interest, directly or indirectly, in any corporation, association, partnership, trust, joint venture or other entity.

                  5.13 ERISA. The Corporation has not made contributions to any pension, defined benefit or defined contribution plans for its employees which are subject to the Federal Employee Retirement Income Security Act of 1974, as amended ("ERISA"). The Corporation is in compliance in all respects with all material provisions of ERISA to the extent that the Corporation's pension, defined benefit or defined contribution plans (if any) are subject to ERISA.

                  5.14 Permits and Other Rights; Compliance with Laws. The Corporation has all franchises, permits, licenses and other rights and privileges necessary to permit it to own its properties and to conduct its business as presently conducted. The Corporation is in compliance in all material respects under each, and the transactions contemplated by this Agreement will not cause a violation under any of such franchises, permits, licenses and other rights and privileges. The Corporation is in compliance in all respects with all material provisions of the laws and governmental rules and regulations applicable to its businesses, properties and assets, and to the products and services sold by it, including, without limitation, all such rules, laws and regulations relating to fair employment practices and public or employee safety. The Corporation is in compliance with the Clinical Laboratories Improvement Act of 1967, as amended.

                  5.15 Insurance. Schedule 5.15 attached hereto lists all insurance policies carried by the Corporation covering its properties and business, which, to the best of the Corporation's knowledge, are in such amounts and with such coverages as are customarily carried by similarly situated companies are adequate for the Corporation's operations. The Corporation is not in default with respect to its obligations under any insurance policy maintained by it.

                  5.16 Board of Directors. Except as provided in the Stockholders' Agreement and in Schedule 5.16 attached hereto, the Corporation has not extended any offer or promise or entered into any agreement, arrangement, understanding or otherwise, whether written or oral, with any person or entity by which the Corporation has agreed to allow such person or entity to participate, in any way, in the affairs of the Board of Directors of the Corporation, including without limitation, appointment or nomination as a member, or right to appear at, or receive the minutes of, a meeting of the Board of Directors of the Corporation.

                  5.17 Environmental Matters.

                           (a) The Corporation has not used, generated,
manufactured, refined, treated, transported, stored, handled, disposed, transferred, produced, processed or released (together defined as Release) any Hazardous Materials (as hereinafter defined) in any manner or by any means in violation of any Environmental Laws (as hereinafter defined). To the best of the Corporation's knowledge, except as described in Schedule 5.17(a), the Corporation and any prior owner or tenant of the Property (as hereinafter defined) have not Released any Hazardous Material or other pollutant or effluent into, on or from the Property in a way which can pose a risk to human health or the environment, nor is there a threat of such Release.

                           As used herein, the term Property shall include,
without limitation, land, buildings and laboratory facilities owned or leased by the Corporation or as to which the Corporation now has any duties, responsibilities (for clean-up, remedy or otherwise) or liabilities under any Environmental Laws, or as to which the Corporation or any subsidiary of the Corporation may have such duties, responsibilities or liabilities because of past acts or omissions of the Corporation or any such subsidiary or their predecessors, or because the Corporation or any such subsidiary or their predecessors in the past was such an owner or operator of, or bore some other relationship with, such land, buildings and/or laboratory facilities, all as more fully described in Schedule 5.17(a) attached hereto. The term "Hazardous Materials" shall include, without limitation, any flammable explosives, petroleum products, petroleum by-products, radioactive materials, hazardous wastes, hazardous substances, toxic substances or related materials as defined by the Environmental Laws.

                             (b) No notice of lien under any Environmental Laws
has been filed against any Property of the Corporation.

                             (c) The use of the Property, and any future
development, construction and operation of property purchased, leased or otherwise acquired by the Corporation shall, in all respects, comply with, and are, or if such property has not yet been purchased, leased or otherwise acquired by the Corporation, shall be, lawful, permitted and conforming uses in all material respects under all applicable building, fire, safety, subdivision, zoning, sewer, environmental, securities, health, insurance and other laws, ordinances, rules, regulations and plan approval conditions of any governmental or public body or authority.

                             (d) Except as described in  Schedule 5.17(d)
attached hereto, to the best of the Corporation's knowledge, the Property does not contain: (i) asbestos in any form; (ii) urea formaldehyde foam insulation;
(iii) transformers or other equipment which contain dialectic fluid containing levels of polychlorinated biphenyls; (iv) radon; or (v) any other chemical, material or substance, the exposure to which is prohibited, limited or regulated by a federal, state or local government agency, authority or body, or which, even if not so regulated, to the best of the Corporation's knowledge after reasonable investigation, may or could pose a hazard to the health and safety of the occupants of the Property or the owners or occupants of property adjacent to or in the vicinity of the Property.

                             (e) The Corporation has not received written notice
that the Corporation is a potentially responsible party for costs incurred at a cleanup site or corrective action under any Environmental Laws. The Corporation has not received any written requests for information in connection with any inquiry by any Governmental Authority (as defined hereinafter) concerning disposal sites or other environmental matters. As used herein, "Governmental Authority" shall mean any nation or government, any federal, state, municipal, local, provincial, regional or other political subdivision thereof, and any entity or person exercising executive, legislative, judicial, regulatory or administrative functions of, or pertaining to, government. Schedule 5.17(e) attached hereto identifies all locations where Hazardous Materials used in whole or in part by the businesses of the Corporation or resulting from the businesses, facilities or Property of the Corporation have been stored or disposed of by or on behalf of the Corporation.

                             As used herein, "Environmental Laws" shall mean all
applicable federal, state and local laws, ordinances, rules and regulations that regulate, fix liability for, or otherwise relate to, the handling, use (including use in industrial processes, in construction, as building materials, or otherwise), storage and disposal of hazardous and toxic wastes and substances, and to the discharge, leakage, presence, migration, threatened Release or Release (whether by disposal, a discharge into any water source or system or into the air, or otherwise) of any pollutant or effluent. Without limiting the preceding sentence, the term "Environmental Laws" shall specifically include the following federal and state laws, as amended:


                                     FEDERAL

         Comprehensive Environmental Response,
         Compensation and Liability Act of 1980,
         42 U.S.C. 9601 et seq.;

         Resource Conservation and Recovery Act of 1976,
         42 U.S.C. 6901 et seq.;

         Federal Water Pollution Control Act,
         33 U.S.C. 1251 et seq.; and

         Clean Air Act, 42 U.S.C. 7401 et seq.


                                      STATE

                         NEW YORK ENVIRONMENTAL STATUTES

         Environmental Conservation Law 1-0101 et seq.


                             (f) The Corporation has maintained all
environmental and operating documents and records substantially in the manner and for the time periods required by the Environmental Laws and any other laws, regulations or orders and has never conducted an environmental audit except as disclosed in Schedule 5.17(f) attached hereto. For purposes of this Section 5.17(f), an environmental audit shall mean any evaluation, assessment, study or test performed at the request of or on behalf of a Governmental Authority, including, but not limited to, a public liaison committee, but does not include normal or routine inspections, evaluations or assessments which do not relate to a threatened or pending charge, restraining order or revocation of any permit, license, certificate, approval, authorization, registration or the like issued pursuant to the Environmental Laws and any other law, regulation or order.

                             (g) To the best of the Corporation's knowledge, no
part of the Property of the Corporation is (i) located within any wetlands area,
(ii) subject to any wetlands regulations, or (iii) included in or proposed for inclusion in, or abuts any property included in or proposed for inclusion in, the National Priority List or any similar state lists.

         The Corporation understands that the foregoing representations and warranties shall be deemed material and to have been relied upon by the Investor. As used herein, the term "to the best of the Corporation's knowledge" shall mean and include, (a) with respect to matters relating directly to the Corporation and its operations, actual knowledge or that knowledge which a prudent business person reasonably would have discovered in the management of his or her business affairs after making reasonable inquiry and exercising due diligence with respect thereto, and (b) with respect to external events or conditions, actual knowledge.

                  5.18 Books and Records. The minute books of the Corporation contain complete and accurate records of all meetings and other corporate actions of its stockholders and its Board of Directors and committees thereof. The stock ledger of the Corporation is complete and reflects all issuances, transfers, repurchases and cancellations of shares of capital stock of the Corporation.

                  5.19 Real Property Holding Company. The Corporation is not a "real property holding company" within the meaning of Section 897 of the Code.

         SECTION 6. Representations and Warranties of the Investor to the Corporation.

         Each of the Investors hereby represents and warrants to the Corporation as follows:

                             (a) It is duly organized and validly existing and
has the power and authority to enter into this Agreement, and has not been organized, reorganized or recapitalized specifically for the purpose of acquiring the securities of the Corporation.

                             (b) It has adequate net worth and means of
providing for its current needs and personal contingencies to sustain a complete loss of its investment in the Corporation.

         SECTION 7. Closing Conditions.

                  7.1 Conditions Precedent to the Closing. The obligation of the Investors to purchase and pay for their respective Preferred Shares at the Closing is subject to the satisfaction of the following conditions precedent:

                             (a) All proceedings to have been taken and all
waivers and consents to be obtained in connection with the transactions contemplated by this Agreement shall have been taken or obtained, and all documents incidental thereto shall be satisfactory to the Investors and its counsel, and the Investors and their respective counsel shall have received copies (executed or certified, as may be appropriate) of all documents which the investor or counsel may reasonably have requested in connection with such transactions.

                             (b) All legal matters incident to the purchase of
the Preferred Shares shall be satisfactory to the respective Investor's counsel, and the Investors shall have received from Squadron, Ellenoff, Plesent & Sheinfeld, LLP, counsel for the Corporation, such firm's opinion addressed to the Investors and dated the date of the Closing in substantially the form of Exhibit D hereto.

                             (c) All consents, permits and approvals,
qualifications and/or registrations required to be obtained or effected under any applicable securities or "Blue Sky" laws of any jurisdiction shall have been obtained or effected, and the Investors shall have received from Squadron, Ellenoff, Plesent & Sheinfeld, LLP a Blue Sky Memorandum or other confirmation to that effect in form reasonably satisfactory to counsel for each such Investor.

                             (d) The representations and warranties of the
Corporation contained herein shall be true and correct on and as of the date of such Closing with the same force and effect as though such representations and warranties had been made on and as of such date.

                             (e) A duly executed Certificate in the form of
Exhibit A hereto shall have been filed with and accepted by the Secretary of State of Delaware and shall be effective under the laws of the State of Delaware.

                             (f) The Corporation shall have delivered to the
Investors a certificate or certificates, dated the Closing Date, of the Secretary or Assistant Secretary of the Corporation certifying as to (i) the resolutions of the Corporation's Board of Directors and stockholders authorizing the execution and delivery of this Agreement and the Certificate, the issuance to the Investors of their respective Preferred Shares, the execution and delivery of such other documents and instruments as may be required by this Agreement, and the consummation of the transactions contemplated hereby, and certifying that such resolutions were duly adopted and have not been rescinded or amended as of said date, and (ii) the name and the signature of the officers of the Corporation authorized to sign, as appropriate, this Agreement and the other documents and certificates to be delivered pursuant to this Agreement by either the Corporation or any of its officers.

                             (g) The Corporation shall have delivered to the
Investors a certificate or certificates, dated the Closing Date, of the Chairman of the Corporation certifying as to the accuracy and completeness of the representations and warranties made by the Corporation pursuant to this Agreement and as to the fulfillment of the conditions specified in paragraphs
(c), (e) and (f) of this Section 7.1.

                             (h) The Corporation shall have executed and
delivered (i) the Collaborative Research and License Agreement, of even date herewith, between the Corporation and Roche in substantially the form of Exhibit E hereto (the "Roche Collaboration Agreement"), (ii) the Funded Research and License Agreement, of even date herewith, between the Corporation and CSHL in substantially the form of Exhibit F hereto (the "CSHL Research Agreement"),
(iii) the License Agreement, of even date herewith, between the Corporation and CSHL in substantially the form of Exhibit G hereto (the "CSHL License Agreement,
(iv) the License and Services Agreement, of even date herewith, between the Corporation and OSI in substantially the form of Exhibit H hereto (the "OSI License Agreement") and (v) the Stockholders' Agreement, and shall have complied with its obligations under this Agreement required to be performed by it prior to the Closing.

                  7.2 Conditions to Obligations of the Corporation. It shall be conditions precedent to the obligations of the Corporation hereunder to be performed at the Closing that:

                             (a) The representations and warranties contained
herein of the Investors hereunder shall be true and correct as of the date of the Closing with the same force and effect as though such representations and warranties had been made on and as of such date.

                             (b) Each of the Investors, as the case may be,
shall have duly executed and delivered the Roche Collaboration Agreement, the CSHL Research Agreement, the CSHL License Agreement, the OSI License Agreement and the Stockholders' Agreement, and shall have complied with its obligations under this Agreement required to be performed by it prior to the Closing.

         SECTION 8. Public Offering.

         The Corporation agrees to use all reasonable effort to arrange for its underwriters to offer each of (a) Roche or its designated affiliate, (b) OSI, and (c) CSHL, the opportunity to purchase in the Corporation's initial underwritten public offering Common Stock pursuant to an effective registration statement under the Securities Act a number of shares representing an aggregate investment of ** for each of Roche, OSI and CSHL. Such shares will be offered, if at all, on the same terms offered to others purchasing in such public offering. Roche, OSI and CSHL shall be under no obligation to purchase any or all of such securities.

         SECTION 9. Brokers or Finders.

         The Corporation represents and warrants to the Investors, and each of the Investors represents and warrants to the Corporation, that no third party has or will have, as a result of the transactions contemplated by this Agreement, any unsatisfied right, interest or valid claim against or upon the Corporation or such respective Investors, respectively, for any commission, fee or other compensation as a finder or broker because of any act or omission by the Corporation or such respective Investor, respectively, or any agent of the Corporation or such respective Investor, respectively.

         SECTION 10. Exchanges; Lost, Stolen or Mutilated Certificates

         Upon surrender by any Investor to the Corporation of Preferred Shares or Reserved Shares purchased or acquired by such Investor hereunder, the Corporation, at its expense, will issue in exchange therefor, and deliver to the Investor, a new certificate or certificates representing such shares in such denominations as may be requested by the Investor. Upon receipt of evidence satisfactory to the Corporation of the loss, theft, destruction or mutilation of any certificate representing any shares of Common Stock or Preferred Stock purchased or acquired by the Investor hereunder and, in case of any such loss, theft or destruction, upon delivery of any indemnity agreement satisfactory to the Corporation, or in case of any such mutilation, upon surrender and cancellation of such certificate, the Corporation, at its expense, will issue and deliver to the Investor a new certificate for such shares of Common Stock or Preferred Stock, as applicable, of like tenor, in lieu of such lost, stolen or mutilated certificate.


-------------------

** This portion has been redacted pursuant to a request for confidential treatment.

         SECTION 11. Survival of Representations and Warranties.

         The representations and warranties set forth in Sections 5 and 6 hereof shall survive the Closing indefinitely except as set forth on Schedule 11.

         SECTION 12. Successors and Assigns.

         Except as otherwise expressly provided herein, this Agreement shall bind and inure to the benefit of the Corporation and the Investors and the respective permitted successors and assigns of the Investors and the permitted successors and assigns of the Corporation. Subject to the provisions of Sections 3.1, 3.2, 3.3 and 3.10 of the Stockholders' Agreement, which are intended solely to ensure compliance with the provisions of the Securities Act, this Agreement and the rights and duties of any Investor set forth herein may be freely assigned, in whole or in part, by such Investor with the prior written consent of the other Investors. Neither this Agreement nor any of the rights or duties of the Corporation set forth herein shall be assigned by the Corporation, in whole or in part, without having first received the written consent of the Investors.

         SECTION 13. Entire Agreement.

         This Agreement, together with the other writings referred to herein or delivered pursuant hereto which form a part hereof, contains the entire agreement among the parties with respect to the subject matter hereof and amends, restates and supersedes all prior and contemporaneous arrangements or understandings, whether written or oral, with respect thereto.

         SECTION 14. Notices.

         All notices, requires, consents and other communications hereunder to any party shall be deemed to be sufficient if contained in a written instrument delivered in person or duly sent by first class registered, certified or overnight mail, postage prepaid, or telecopied with confirmation copy by regular mail, addressed or telecopied, as the case may be, to such party at the address or telecopier number, as the case may be, set forth on Schedule 1 hereto or such other address or telecopier number as the case may be, as may hereafter be designated in writing by the addressee to the addressor.

         All such notices, requests, consents and other communications shall be deemed to have been received: (a) in the case of personal delivery, on the date of such delivery; (b) in the case of mailing, on the third business day following the date of such mailing; (c) in the case of overnight mail, on the first business day following the date of such mailing; and (d) in the case of facsimile transmission, when confirmed by facsimile machine report.

         SECTION 15. Changes.

         The terms and provisions of this Agreement may not be modified or amended, or any of the provisions hereof waived, temporarily or permanently, except pursuant to a writing executed by a duly authorized representative of the Corporation and each of the Investors.

         SECTION 16. Counterparts.

         This Agreement may be executed in any number of counterparts, and each such counterpart shall be deemed to be an original instrument, but all such counterparts together shall constitute but one agreement.

         SECTION 17. Headings.

         The headings of the various sections of this Agreement have been inserted for convenience of reference only and shall not be deemed to be a part of this Agreement.

         SECTION 18. Nouns and Pronouns.

         Whenever the context may require, any pronouns used herein shall include the corresponding masculine, feminine or neuter forms, and the singular form of names and pronouns shall include the plural and vice-versa.

         SECTION 19. Severability.

         Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

         SECTION 20. Governing Law.

         This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, excluding choice of laws rules thereof.

         SECTION 21. Indemnification.

         The Corporation shall indemnify, defend and hold each of the Investors (and its respective partners, directors, officers, employees, agents and affiliates and the directors, officers, employees and agents of such affiliates) harmless against any and all liabilities, loss, cost or damage, together with all reasonable costs and expenses related thereto (including reasonable legal and accounting fees and expenses), arising from, relating to, or connected with
(i) the untruth, inaccuracy or breach of any statement, representations, warranties or covenants of the Corporation contained herein, including, but not limited to, all statements, representations, warranties or covenants concerning environmental matters, and/or (ii) the Investor's involvement or association with the Corporation and/or any actions or inactions of the Investor in connection with its investment in or its association with the Corporation(other than matters relating to the Collaboration Agreement), except such actions or inactions resulting from gross negligence, willful misconduct or bad faith.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the date first above written.


                                          HELICON THERAPEUTICS, INC.


                                     By:  /s/
                                          Name:
                                          Title:


                                           **


                                     By:  /s/
                                          Name:
                                          Title:


                                          ONCOGENE SCIENCE, INC.


                                     By:  /s/
                                          Name:
                                          Title:


                                          COLD SPRING HARBOR LABORATORY


                                     By:  /s/
                                          Name:
                                          Title:

-------------------

** This portion has been redacted pursuant to a request for confidential treatment.

                                   SCHEDULE 1
                           SHAREHOLDINGS OF INVESTORS

                                                         PERCENTAGE OF TOTAL NUMBER
                                           NUMBER           OF SHARES OF CAPITAL
 NAME AND ADDRESS OF STOCKHOLDER          OF SHARES          STOCK OUTSTANDING*            TYPE
 ONCOGENE SCIENCE, INC.                       **                  **                      Preferred
 106 Charles Lindbergh Boulevard
 Uniondale, NY 11553

 COLD SPRING HARBOR LABORATORY                **                  **                      Preferred
 Hershey Building
 One Bungtown Road
 Cold Spring Harbor, New York

   **                                         **                  **                      Preferred

  and

   **

 with a simultaneous copy to:
 Hoffmann - La Roche Inc.
 340 Kingsland Street
 Nutley, New Jersey 07110
 Attention: General Counsel

--------------

*        An aggregate of   **   shares of Common Stock (consisting of  **
         shares of Senior Common Stock and  **  shares of Ordinary Common
         Stock) shall be issued to certain other shareholders and such shares in the aggregate represent approximately ** of the outstanding shares of capital stock of the Corporation.

** This portion has been redacted pursuant to a request for confidential treatment.

                                 SCHEDULE 5.6(a)

                    OBLIGATIONS OF HELICON THERAPEUTICS, INC.


Reimbursement of expenses of Cold Spring Harbor Laboratory in connection with prosecution of certain patents pursuant to the License Agreement between the Corporation and CSHL, in the amount of **.

The fees and disbursements of the law firm of Mintz Levin Cohn Ferris Glovsky & Popeo PC, in the total amount of **.

The fees and disbursements of the law firm of Squadron, Ellenoff, Plesent & Sheinfeld, LLP, in the total amount of **.

The fees and expenses of Walter Lovenberg, Ph.D., in the total amount of **.


-------------

** This portion has been redacted pursuant to a request for confidential treatment.

                                 SCHEDULE 5.6(b)

                    LIABILITIES OF HELICON THERAPEUTICS, INC.


         See Schedule 5.6(a).

                                 SCHEDULE 5.6(c)

                LEGAL ACTIONS AGAINST HELICON THERAPEUTICS, INC.


         None.

                                 SCHEDULE 5.6(e)

                  AGREEMENTS BETWEEN HELICON THERAPEUTICS, INC.
           AND ITS EMPLOYEES, OFFICERS, DIRECTORS OR OTHER AFFILIATES


Exclusive Consultancy Agreement, dated July 1, 1997, by and between Helicon
    Therapeutics, Inc. and ** .

Exclusive Consultancy Agreement, dated July 1, 1997, by and between Helicon
    Therapeutics, Inc. and ** .

License and Services Agreement, dated July 17, 1997, by and between Helicon
    Therapeutics, Inc. and Oncogene Science, Inc.

License Agreement dated, July 17, 1997, by and between Helicon Therapeutics,
    Inc. and Cold Spring Harbor Laboratory

Collaborative Research and License Agreement dated, July 1, 1997, by and between
    Helicon Therapeutics, Inc. and **

Funded Research Agreement dated, July 1, 1997, by and between Helicon
    Therapeutics, Inc. and Cold Spring Harbor Laboratory

Stockholders' Agreement, dated as of July 17, 1997, by and between Helicon
    Therapeutics, Inc. and Oncogene Science, Inc., Cold Spring Harbor Laboratory, ** , and ** .


-------------------

** This portion has been redacted pursuant to a request for confidential treatment.

                                 SCHEDULE 5.6(h)

                HELICON THERAPEUTICS, INC. EMPLOYEE BENEFIT PLAN


         None.

                                 SCHEDULE 5.6(k)

       HELICON THERAPEUTICS, INC. UNAUDITED FINANCIAL STATEMENTS ATTACHED

--------------------------------------------------------------------------------
G:\STAFF\SG\HELICON\[FINANCIAL STATEMENTS 0630 xls]TB               7/8/97:1632
HELICON THERAPEUTICS, INC.
STATEMENT OF OPERATIONS
AS OF 6/30/97 (SCHEDULE CLOSING DATE)
--------------------------------------------------------------------------------
                                   (Unaudited)


        REVENUE                                      **


        Gen'l & Admin                                **
        Allocated G&A                                **
        NET G&A                                      **

        Patent Expense                               **
        Allocated G&A                                **

        TOTAL OPERATING EXPENSE                      **

        Interest Income                              **

        NET LOSS                                     **



-------------------

** This portion has been redacted pursuant to a request for confidential treatment.

--------------------------------------------------------------------------------
G:\STAFF\SG\HELICON\[FINANCIAL STATEMENTS 0630 xls]TB               7/8/97:1632
HELICON THERAPEUTICS, INC.
BALANCE SHEET
AS OF 6/30/97 (SCHEDULE CLOSING DATE)
--------------------------------------------------------------------------------
                                   (Unaudited)



        Cash                                           **
        Accts Rec'v                                    **
        Org Costs                                      **

        TOTAL ASSETS                                   **

        Accts Pay                                      **
        Unearned Rev                                   **

        Total Liabilities                              **

        Preferred Stock                                **
        Common Stock                                   **
        Paid in Capital                                **
        Retained Earnings                              **


        TOTAL LIAB. & EQUITY                           **


-------------------

** This portion has been redacted pursuant to a request for confidential treatment.

--------------------------------------------------------------------------------
G:\STAFF\SG\HELICON\[FINANCIAL STATEMENTS 0630 xls]TB               7/8/97:1632
HELICON THERAPEUTICS, INC.
LIST OF OBLIGATIONS
AS OF 6/30/97 (SCHEDULE CLOSING DATE)
--------------------------------------------------------------------------------


        CSH - Patent expense                              **
        Legal fees - Squadron Ellenoff                    **
        Legal fees - Mintz-Levin                          **
        Walt Lovenberg Consulting & Travel                **


                                                          **



-------------------

** This portion has been redacted pursuant to a request for confidential treatment.

                                 SCHEDULE 5.6(l)

               CHANGES IN CONDITIONS OF HELICON THERAPEUTICS, INC.


         None.

                                 SCHEDULE 5.6(m)

           HELICON THERAPEUTICS, INC. EMPLOYEES/DIRECTORS/CONSULTANTS
                WHO ARE SHAREHOLDERS NOT SUBJECT TO RESTRICTIONS


         None at this time.

                                  SCHEDULE 5.9

             HELICON THERAPEUTICS, INC. INTELLECTUAL PROPERTY RIGHTS



A. RIGHTS POSSESSED BY THE CORPORATION


Rights pursuant to License and Services Agreement, dated, as of July 17, 1997, by and between Helicon Therapeutics, Inc. and Oncogene Science, Inc.

Rights pursuant to License Agreement dated, as of July 17, 1997, by and between Helicon Therapeutics, Inc. and Cold Spring Harbor Laboratory


B. OTHER RIGHTS NECESSARY TO THE CORPORATION'S BUSINESS


None.



C. HELICON THERAPEUTICS, INC. RIGHTS SUBJECT TO DISPUTE


None.



D. ROYALTY OBLIGATIONS FOR RIGHTS


None.



E. LICENSES GRANTED BY THE CORPORATION


Other than to Roche pursuant to the Collaborative Research and License
     Agreement between the Corporation and Roche, none.

                                  SCHEDULE 5.11

            HELICON THERAPEUTICS, INC. ASSETS & LEASES UNDER DISPUTE

                                  SCHEDULE 5.12



A. LOANS MADE BY THE CORPORATION


None.



B. ENTITIES CONTROLLED BY THE CORPORATION


None.

                                  SCHEDULE 5.15
              INSURANCE POLICIES HELD BY HELICON THERAPEUTICS, INC.

                            CERTIFICATE OF INSURANCE

                                                                                                           ISSUE DATE  (MM/DD/YY)
                                                                                                                   [ ]  07/10/97
                                                                 ----------------------------------------------------------------
PRODUCER                                                         THIS CERTIFICATE IS ISSUED AS A MATTER OF INFORMATION ONLY AND
The Treiber Group LLC                                            CONFERS NO RIGHTS UPON THE CERTIFICATE HOLDER.  THIS
P.O. Box 7975                                                    CERTIFICATE DOES NOT AMEND, EXTEND OR ALTER THE COVERAGE
Garden City, NY 11530-7975                                       AFFORDED BY THE POLICES BELOW.
                                                                 ----------------------------------------------------------------
                                                                                  COMPANIES AFFORDING COVERAGE
                                                                 ----------------------------------------------------------------
                                                                 COMPANY A   ST. PAUL FIRE & MARINE
                                                                 LETTER
                                                                 ----------------------------------------------------------------
----------------------------------------------------
INSURED                                                          COMPANY B   KEMPER INSURANCE
                                                                 LETTER
                                                                 ----------------------------------------------------------------
       Helicon Therapeutics, Inc.                                COMPANY C
                                                                 LETTER
                                                                 ----------------------------------------------------------------
       106 Charles Lindbergh Boulevard                           COMPANY D
                                                                 LETTER
                                                                 ----------------------------------------------------------------
                                                                 ----------------------------------------------------------------
       Uniondale, NY 11553                                       COMPANY E
                                                                 LETTER
----------------------------------------------------             ----------------------------------------------------------------

COVERAGES

THIS IS TO CERTIFY THAT THE POLICIES OF INSURANCE LISTED BELOW HAVE BEEN ISSUED TO THE INSURED NAME ABOVE FOR THE POLICY PERIOD INDICATED NOTWITHSTANDING ANY REQUIREMENT TERM OR CONDITION ANY CONTRACT OR OTHER DOCUMENTS WITH RESPECT TO WHICH THIS CERTIFICATE MAY BE ISSUED OR MAY PERTAIN, THE INSURANCE AFFORDED BY THE POLICIES DESCRIBED HEREIN IS SUBJECT TO ALL THE TERMS. EXCLUSIONS AND CONDITIONS OF SUCH POLICIES. LIMITS SHOWN MAY HAVE BEEN REDUCED BY PAID CLAIMS.

                                                            POLICY          POLICY
                                                       EFFECTIVE DATE   EXPIRATION DATE
   TYPE OF INSURANCE                  POLICY NUMBER      (MM/DD/YY)       (MM/DD/YY)                      LIMITS
GENERAL LIABILITY                      TE09000489         10/26/96         10/26/97       General aggregate             $ 2,000,000
 X  COMM. GENERAL LIABILITY                                                               Products-Compact Agg.         $ 1,000,000
__  CLAIMS MADE   __ OCCUR                                                                Personal & Adv. Injury        $ 1,000,000
__  OWNERS & CONTRACTOR'S PROF.                                                           Ea. Occurrence                $ 1,000,000
__                                                                                        Fire Damage (Any one rm.)     $   100,000
    --------------------------.                                                           Med Exp. (Any one person)     $     5,000


AUTOMOBILE LIABILITY                   TE09000489         10/26/96         10/26/97       Combined Single Limit         $ 1,000,000
 X  ANY AUTO
__  ALLOWED AUTOS                                                                         Bodily Injury
__  SCHEDULED AUTOS                                                                       (Per Person)
 X  HIRED AUTOS
 X  NON-OWNED AUTOS                                                                       Bodily Injury
__  GARAGE LIABILITY                                                                      (Per Accident)

                                                                                          Property Damage

EXCESS LIABILITY                       TE09000489         10/26/96         10/26/97       Each Occurrence               $10,000,000
 X  UMBRELLA FORM
__  OTHER THAN UMBRELLA FORM                                                              Aggregate                     $10,000,000


WORKERS COMPENSATION AND EMPLOYER'S    3BR055261-00       10/12/96         10/12/97                 Statutory Limits
LIABILITY                                                                                 Each Accident                 $ 1,000,000
                                                                                          Disease-Policy Limit          $ 1,000,000
                                                                                          Disease-Each Employee         $ 1,000,000

DESCRIPTION OF OPERATIONS/LOCATIONS/VEHICLES/SPECIAL ITEMS

CERTIFICATE HOLDER                               CANCELLATION
     HELICON THERAPEUTICS, INC.                  SHOULD ANY OF THE ABOVE DESCRIBED POLICIES BE CANCELED BEFORE THE EXPIRATION DATE
     106 CHARLES LINDBERGH BOULEVARD             THEREOF, THE ISSUING COMPANY WILL ENDEAVOR TO MAIL 30 DAYS WRITTEN NOTICE SHALL
     UNIONDALE, NY 11553                         IMPOSE NO OBLIGATION OR LIABILITY OF ANY KIND UPON THE COMPANY, ITS AGENTS OR
                                                 REPRESENTATIVES

                                  SCHEDULE 5.16

     AGREEMENTS RELATING TO BOARD OF DIRECTORS OF HELICON THERAPEUTICS, INC.



Stockholders' Agreement, dated as of July 17, 1997, by and between Helicon Therapeutics, Inc. and Oncogene Science, Inc., Cold Spring Harbor Laboratory, ** , and ** .



-------------------

** This portion has been redacted pursuant to a request for confidential treatment.

                                SCHEDULE 5.17(a)

             HAZARDOUS MATERIALS USED BY HELICON THERAPEUTICS, INC.


None.

                                SCHEDULE 5.17(d)

                HAZARDOUS MATERIALS ON THE CORPORATION'S PROPERTY


None.

                                SCHEDULE 5.17(e)

              HELICON THERAPEUTICS, INC. HAZARDOUS MATERIALS SITES



None.

                                SCHEDULE 5.17(f)

                 HELICON THERAPEUTICS, INC. ENVIRONMENTAL AUDITS



None.

                                   SCHEDULE 11

         The representations and warranties set forth in Sections 5 and 6 of the Agreement shall survive the Closing; provided, however, that they shall not be deemed to be continuing representations with respect to states of fact after the Closing.

                                    EXHIBIT A

           CERTIFICATE OF INCORPORATION OF HELICON THERAPEUTICS, INC.

                                    ARTICLE I
                                      Name

         The name of the corporation is HELICON THERAPEUTICS, INC.

                                   ARTICLE II
                                Registered Agent

         The name and address of the Corporation's registered agent in the State of Delaware is The Corporation Service Company, 1013 Centre Road, in the City of Wilmington, County of New Castle, Delaware 19805-1297.

                                   ARTICLE III
                                     Purpose

         The Corporation is organized to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of the State of Delaware.

                                   ARTICLE IV
                                  Capital Stock

         (a) Authorization: The total number of shares of all classes of stock which the Corporation shall have authority to issue is 5,000,000, consisting of 2,000,000 shares of Preferred Stock, par value $.001 per share (the "Preferred Stock"), and 3,000,000 shares of Common Stock, par value $.001 per share (the "Common Stock").

         (b) The Preferred Stock may be issued in any number of series, including, without limitation, the Series A Stock (as such term is defined in Section A.1) and any other series designated by the Board of Directors of the Corporation (the "Board of Directors") pursuant to Section B.1, subject to Section A.5 hereof.

         (c) The Common Stock may be issued in two series: the Senior Common Stock (as such term is defined in Section D.1), and Ordinary Common Stock (as such term is defined in Section C.1).

                  PART A. SERIES A CONVERTIBLE PREFERRED STOCK

         A.1 Designation and Amount. The stock of the Corporation shall include the following series of Preferred Stock: 1,500,000 shares of Series A Convertible Preferred Stock, par value $.001 per share (the "Series A Stock"). The powers, terms, conditions, designations, preferences and privileges, relative, participating, optional and other special rights, and qualifications, limitations and restrictions, if any, of the Series A Stock shall be as set forth herein.

         A.2 Ranking. The Corporation's Series A Stock shall rank, as to dividends and upon Liquidation (as defined in Section A.4(b) hereof), senior and prior to the Corporation's Common Stock and to all other classes or series of stock issued by the Corporation, except as otherwise approved by the affirmative vote or consent of the holders of shares of Series A Stock pursuant to Section A.5(c) hereof.

         A.3 Dividend Provisions.

                  A.3(a) The holders of shares of Series A Stock shall be entitled to receive, when and as declared or paid by the Board of Directors on any shares of Series A Stock, out of funds legally available for that purpose, dividends and distributions (whether in cash, property or securities of the Corporation, including a subscription or other rights to acquire securities of the Corporation) as set forth herein.

                  Dividends shall be payable on the shares of the Series A Stock at the rate per share (based upon a liquidation preference of $2.50 per share) of 10% per annum (the "Accruing Dividends"). Accruing Dividends will be payable when, as and if declared by the Board of Directors. Only for purposes of Section
A.4 below, the Accruing Dividends shall accrue from day to day, whether or not earned or declared. Except as provided in the immediately preceding sentence, the Accruing Dividends shall not accrue and shall not be cumulative and the holders of the Series A Stock shall have no right thereto except and if to the extent declared by the Board of Directors, in its discretion.

                  No dividends (other than in Common Stock) shall be declared or paid or set apart for payment on the Common Stock, unless fully accrued dividends on the Series A Stock were paid for the period ending prior to the date of payment of such Common Stock dividend. When dividends are not paid in full upon the Series A Stock, all dividends on the Series A Stock shall be declared pro rata among the shares of Series A Stock outstanding. Any accrued but unpaid dividends on any shares of Series A Stock converted into Common Stock under Section A.4 hereof shall no longer be payable upon such conversion.

                  Whenever any dividend (other than a dividend in Common Stock on Common Stock), whether in cash or property or in securities of the Corporation (or subscription or other rights to purchase or acquire securities of the Corporation), may be declared or paid on: (i) any shares of the Common Stock, the Board of Directors shall also declare and pay a dividend on the same terms, at the same rate and in like kind upon each share of the Series A Stock then outstanding so that all outstanding shares of Series A Stock will participate in such dividend ratably with such shares of Common Stock (calculated as provided in Section A.3(b) hereof); or (ii) any shares of Preferred Stock (other than the Series A Stock), the Board of Directors shall also declare and pay a dividend on the same terms, at the same or equivalent rate (based on the number of shares of Common Stock into which such Preferred Stock is then convertible, if applicable, or, otherwise, the relative liquidation preference per share, as compared with the Series A Stock then outstanding).

                  A.3(b) In connection with any dividend declared or paid hereunder, each share of Series A Stock shall be deemed to be that number of shares (including fractional shares) of Common Stock into which it is then convertible, rounded up to the nearest one-tenth of a share. No fractional shares of capital stock shall be issued as a dividend hereunder. The Corporation shall pay a cash adjustment for any such fractional interest in an amount equal to the Current Market Price thereof (as defined in Section A.6(d)(vii) hereof) on the last Business Day (as defined in Section A.7 hereof) immediately preceding the date for payment of dividends.

         A.4 Liquidation Rights.

                  A.4(a) With respect to rights on Liquidation (as defined in Section A.4(b) hereof), the Series A Stock shall rank equally with each other and senior and prior to the Corporation's Common Stock and to all other classes or series of stock issued by the Corporation, except as otherwise approved by the affirmative vote or consent of the holders of Series A Stock pursuant to Section A.5(c) hereof.

                  A.4(b) In the event of any liquidation, dissolution or winding-up of the affairs of the Corporation (collectively, a "Liquidation"), the holders of shares of Series A Stock then outstanding (the "Series A Stockholders") shall be entitled to receive out of the assets of the Corporation legally available for distribution to its stockholders, whether from capital, surplus or earnings, before any payment shall be made to the holders of Common Stock or any other class or series of stock ranking on Liquidation junior to such Series A Stock, an amount per share equal to the Original Purchase Price (as defined in Section A.7 hereof), plus an amount equal to any declared but unpaid dividends thereon pursuant to Section A.3(a) hereof.

                  A.4(c) If, upon any Liquidation, the assets of the Corporation available for distribution to its stockholders shall be insufficient to pay the Series A Stockholders the full amount as to which each of them shall be entitled, then the Series A Stockholders shall share ratably in any distribution of assets according to the respective amounts which would be payable to them in respect of the shares held upon such distribution if all amounts payable on or with respect to such shares were paid in full. For purposes of calculating the amount of any payment to be paid upon any such Liquidation, each share of Series A Stock shall be deemed to be that number of shares (including fractional shares) of Common Stock into which it is then convertible, rounded to the nearest one-tenth of a share.

                  A.4(d) In the event of any Liquidation, after payment shall have been made to the Series A Stockholders of the full amount per share to which they shall be entitled pursuant to Section A.4(b), the Senior Common Stockholders shall be entitled to receive an amount per share equal (and in like kind) to the Original Purchase Price per share of the Series A Stock.

                  If, upon any Liquidation, the assets of the Corporation available for distribution to its stockholders shall be insufficient to pay the Senior Common Stockholders the full amounts to which they shall be entitled pursuant to the next preceding sentence, the holders of the Senior Common Stock shall share ratably in any distribution of assets according to the respective preferential amounts fixed for the Senior Common Stock (pursuant to Section A.4(d)) which would be payable in respect of the shares held by them upon such distribution if all amounts payable on or with respect to such shares were paid in full.

                  A.4(e) In the event of any Liquidation, after payments shall have been made first to the Series A Stockholders and the Senior Common Stockholders, the Series A Stockholders and the Senior Common Stockholders, as a class, shall be entitled to share ratably (calculated with respect to such Series A Stock as provided in the next sentence) with the Common Stockholders in all remaining assets of the Corporation available for distribution to its stockholders. For purposes of calculating the amount of any payment to be paid upon any such Liquidation, each share of such Series A Stock shall be deemed to be that number of shares (including fractional shares) of Common Stock into which it is then convertible, rounded to the nearest one-tenth of a share.

                  A.4(f)(i) In the event of and simultaneously with the closing of an Event of Sale (as hereinafter defined), the Corporation shall (unless waived pursuant to Section A.4(f)(v) or otherwise prevented by law) redeem all of the shares of Series A Stock then outstanding for a cash amount per share determined as set forth herein (the "Special Liquidation Price," said redemption being referred to herein as a "Special Liquidation"), provided that each Series A Stockholder shall retain the right to convert Series A Stock into Common Stock pursuant to Section A.6 at any time prior to the Special Liquidation Date (as defined below).

                  For all purposes of this Section A.4(f), the Special Liquidation Price shall be equal to that amount per share which would be received by each Series A Stockholder if, in connection with an Event of Sale, all the consideration paid in exchange for the assets or the shares of capital stock (as the case may be) of the Corporation were actually paid to and received by the Corporation and the Corporation were immediately thereafter liquidated and its assets distributed pursuant to Sections A.4(a) through (e) hereof. The date upon which the Special Liquidation shall occur is sometimes referred to herein as the "Special Liquidation Date."

                  A.4(f)(ii) At any time on or after the Special Liquidation Date, a Series A Stockholder shall be entitled to receive the Special Liquidation Price for each such share of Series A Stock owned by such holder. Subject to the provisions of Section A.4(f)(iii) hereof, payment of the Special Liquidation Price will be made upon actual delivery to the Corporation or its transfer agent of the certificate representing such shares of Series A Stock.

                  A.4(f)(iii) If on the Special Liquidation Date less than all the shares of Series A Stock then outstanding may be legally redeemed by the Corporation, the Special Liquidation shall be pro rata with respect to such Series A Stock based upon the number of outstanding shares of Series A Stock then owned by each holder thereof.

                  A.4(f)(iv) On and after any Special Liquidation Date, all rights in respect of the shares of Series A Stock to be redeemed shall cease and terminate except the right to receive the applicable Special Liquidation Price as provided herein, and such shares of Series A Stock shall no longer be deemed to be outstanding, whether or not the certificates representing such shares of Series A Stock have been received by the Corporation; provided, however, that, if the Corporation defaults in the payment of the Special Liquidation Price with respect to any Series A Stock, the rights of the holder(s) thereof with respect to such shares of Series A Stock shall continue until the Corporation cures such default.

                  A.4(f)(v) Anything contained herein to the contrary notwithstanding, the provisions of this Section A.4(f) may be waived by the holders of a majority in voting power of the shares of Series A Stock then outstanding by delivery of written notice of waiver to the Corporation prior to the closing of any Event of Sale, in which event the Corporation shall not redeem any shares of Series A Stock pursuant to this Section A.4(f).

                  A.4(f)(vi) Any notice required to be given to the holders of shares of Series A Stock pursuant to Section A.6(f) hereof in connection with an Event of Sale shall include a statement by the Corporation of (A) the Special Liquidation Price which each Series A Stockholder shall be entitled to receive upon the occurrence of a Special Liquidation under this Section A.4(f) and (B) the extent to which the Corporation will, if at all, be legally prohibited from paying each holder of Series A Stock the Special Liquidation Price.

                  A.4(f)(vii) For purposes of this Section A.4(f), an "Event of Sale" shall mean (A) the merger or consolidation of the Corporation into or with another corporation, partnership, joint venture, trust or other entity, or the merger or consolidation of any corporation into or with the Corporation (in which consolidation or merger the stockholders of the Corporation receive distributions of cash or securities as a result of such consolidation or merger in complete exchange for their shares of capital stock of the Corporation), or
(B) the sale or other disposition of all or substantially all the assets of the Corporation, unless, upon consummation of such merger, consolidation or sale of assets, the holders of voting securities of the Corporation immediately prior to such transaction continue to own directly or indirectly not less than a majority of the voting power of the surviving corporation.

         A.5 Voting

                  A.5(a) In addition to any other rights provided for herein or by law, the Series A Stockholders shall be entitled to vote, together with the Common Stockholders as one class, on all matters as to which Common Stockholders shall be entitled to vote, in the same manner and with the same effect as such Common Stockholders. In any such vote, each share of Series A Stock shall entitle the holder thereof to the number of votes per share that equals the number of shares of Common Stock (including fractional shares) into which each such share of Series A Stock is then convertible, rounded up to the nearest one-tenth of a share.

                  A.5(b)(i) In addition to the rights specified in Section A.5(a), (A) the holders of a majority in voting power of the Series A Stock, voting as a separate class, shall have the exclusive right to elect three members of the Board of Directors of the Corporation ("Series A Directors"). Roche Finance, Ltd. ("Roche") shall have the right to designate one Series A designated by Roche for so long as Roche owns at least 50% of the shares of Series A Preferred Stock originally issued to it by the Corporation (subject to adjustment for stock splits, stock dividends, stock combinations, recapitalizations and like occurrences) or the Collaboration Agreement (as defined in Section A.5(b)(iii)) is in effect and Roche owns any shares of the Corporation's stock and each of Oncogene Science, Inc. ("OSI") and Cold Spring Harbor Laboratory ("CSHL") shall have the right to designate one Series A Director and one other member of the Board of Directors each, for so long as OSI and CSHL, respectively, own at least 50% of the shares of Series A Preferred Stock originally issued to it by the Corporation (subject to adjustment for stock splits, stock dividends, stock combinations, recapitalizations and like occurrences). In any election of Series A Directors pursuant to this Section A.5(b), each Series A Stockholder shall be entitled to one vote for each share of the Series A Stock held, and no stockholder shall be entitled to cumulate its votes by giving one candidate more than one vote per share. The exclusive voting right of the Series A Stockholders, contained in this Section A.5(b), may be exercised at a special meeting called as provided in accordance with the By-laws of the Corporation, at any annual or special meeting of the stockholders of the Corporation, or by written consent of such stockholders in lieu of a meeting. The directors elected pursuant to this Section A.5(b) shall serve from the date of their election and qualification until their successors have been duly elected and qualified.

                  A.5(b)(ii) A vacancy in the directorships to be elected by the Series A Stockholders pursuant to Section A.5(b)(i) may be filled only by a vote at a meeting called in accordance with the By-laws of the Corporation or written consent in lieu of such meeting of the holders of at least a majority in voting power of such Series A Stock.

                  A.5(b)(iii) The rights specified in this Section A.5(b) shall expire upon the later of: (A) the consummation of a firm commitment underwritten public offering of Common Stock of the Corporation registered under the Securities Act of 1933; and (B) the expiration of the Collaborative Research and License Agreement entered into as of July 1, 1997, by and between Hoffmann-La Roche Inc. ("Roche") and the Corporation (the "Collaboration Agreement").

                  A.5(c) The Corporation shall not, without the affirmative approval of the holders of the shares representing seventy percent (70%) of the voting power of the Series A Stock then outstanding (determined as set forth in the second sentence of Section A.5(a) hereof), acting separately from the holders of Common Stock or any other securities of the Corporation, given by written consent in lieu of a meeting or by vote at a meeting called for such purpose, for which meeting or approval by written consent timely and specific notice (a "Notice") shall have been given to each holder of such Series A Stock, in the manner provided in the By-laws of the Corporation:

                  (i) sell, abandon, transfer, lease or otherwise dispose of all or substantially all of its properties or assets;

                  (ii) purchase, lease or otherwise acquire all or substantially all of the assets or any interest of another entity;

                  (iii) except as otherwise required by this Certificate of Incorporation, declare or pay any dividend or make any distribution with respect to shares of its capital stock (whether in cash, shares of capital stock or other securities or property);

                  (iv) merge or consolidate with or into, or permit any subsidiary to merge or consolidate with or into, any other corporation, corporations or other entity or entities;

                  (v) voluntarily dissolve, liquidate or wind-up or carry out any partial liquidation or distribution or transaction in the nature of a partial liquidation or distribution;

                  (vi) except as otherwise required by this Certificate of Incorporation or in any agreements approved by the Board of Directors with a director, officer, employee, consultant or independent contractor of or to the Corporation providing for the repurchase of any of its capital stock owned by such director, officer, employee, consultant or independent contractor at the option of the Corporation; provided that any such agreement is either

                  (A) set forth on Schedule 5.2 of the Convertible Preferred Stock Purchase Agreement (as defined in Section A.7), or

                  (B) entered into pursuant to any stock plan which has been adopted by the Corporation and approved by the Board of Directors and by the holders of seventy percent (70%) of the voting power of the Series A Stock then outstanding (including any outstanding shares of Common Stock issued upon conversion thereof), and the form of agreement under any stock plan is satisfactory in form and in substance (except for immaterial changes thereto made from time to time by officers of the Corporation) to the Board of Directors and to the holders of seventy percent (70%) of the voting power of the Series A Stock then outstanding (including any outstanding shares of Common Stock issued upon conversion thereof);

either make any payment on account of the purchase, redemption or other retirement of any share of capital stock of the Corporation, or distribute to Common Stockholders shares of the Corporation's capital stock (other than Common Stock) or other securities of other entities, evidences of indebtedness issued by the Corporation or other entities, or other assets or options or rights (excluding options to purchase and rights to subscribe or shares of Common Stock or the securities of the Corporation convertible into or exchangeable for shares of Common Stock);

                  (vii) in any manner alter or change the designations, powers, preferences, rights, qualifications, limitations or restrictions of the Series A Stock;

                  (viii) take any action to cause any amendment, alteration or repeal of any of the provisions of this Certificate of Incorporation or the By-laws of the Corporation, which amendment, alteration or repeal adversely affects the powers, preferences or rights pertaining to the Series A Stock;

                  (ix) except for the issuance of capital stock or other securities constituting shares of Excluded Stock (as defined in Section A.6(d)(ii) below), authorize, designate, create, issue or agree to issue any equity or debt security of the Corporation or any security, right, option or warrant convertible into, or exercisable or exchangeable for, shares of the capital stock of the Corporation or any capitalized lease with an equity feature with respect to the capital stock of the Corporation;

                  (x) adopt, approve, amend or modify any stock option plan or stock plan of the Corporation or adopt, approve, amend or modify the form of any stock option plan, stock agreement or restricted stock purchase agreement, or amend or modify any stock option plan or restricted stock purchase agreement entered into between the Corporation and its employees, directors or consultants, except for immaterial changes made thereto from time to time by officers of the Corporation;

                  (xi) accelerate the vesting schedule or exercise date or dates of any such options or in any stock option agreement or restricted stock purchase agreement entered into between the Corporation and its directors, officers, employees, consultants or independent contractors, or waive or modify the Corporation's repurchase rights with respect to any share of the Corporation's repurchase rights with respect to any share of the Corporation's stock issuable pursuant to any restricted stock purchase agreement entered into between the Corporation and its directors, officers, employees, consultants or independent contractors; or

                  (xii) grant any stock options with an exercise price per share of less than the fair market value of such share on the date of such grant (as determined by the Board of Directors of the Corporation) or issue or sell capital stock of the Corporation pursuant to restricted stock awards or restricted stock purchase agreements at a price per share less than the fair market value of such share on the date of such issuance or sale (as determined by the Board of Directors of the Corporation).

                  A.6  Conversion.

                  A.6(a)(i) Any Series A Stockholder shall have the right, at any time or from time to time, to convert any or all of its Series A Stock into that number of fully paid and nonassessable shares of Ordinary Common Stock for each share of Series A Stock so converted equal to the quotient of the Original Purchase Price for such share divided by the Conversion Price for such share (as defined in Section A.6(d) hereof), as last adjusted and then in effect, rounded up to the nearest one-tenth of a share; provided, however, that cash shall be paid in lieu of the issuance of fractional shares of Common Stock, as provided in Section A.6(c)(ii) hereof.

                  A.6(a)(ii) Any Series A Stockholder who exercises the right to convert shares of Series A Stock into shares of Common Stock, pursuant to this Section A.6, shall be entitled to payment of all declared but unpaid dividends payable with respect to such Series A Stock pursuant to Section A.3(a) herein, up to and including the Conversion Date (as defined in Section A.6(b)(ii) hereof).

                  A.6(b)(i) Any Series A Stockholder may exercise the right to convert such shares into Common Stock pursuant to this Section A.6 by delivering to the Corporation during regular business hours, at the office of the Corporation or any transfer agent of the Corporation or at such other place as may be designated by the Corporation, the certificate or certificates for the shares to be converted (the "Series A Certificate"), duly endorsed or assigned in blank to the Corporation (if required by it).

                  A.6(b)(ii) Each Series A Certificate shall be accompanied by written notice stating that such holder elects to convert such shares and stating the name or names (with address) in which the certificate or certificates for the shares of Common Stock (the "Common Certificate") are to be issued. Such conversion shall be deemed to have been effected on the date when such delivery is made, and such date is referred to herein as the "Conversion Date."

                  A.6(b)(iii) As promptly as practicable thereafter, the Corporation shall issue and deliver to or upon the written order of such holder, at the place designated by such holder, a certificate or certificates for the number of full shares of Common Stock to which such holder is entitled and a check or cash in respect of any fractional interest in any shares of Common Stock, as provided in Section A.6(c)(ii) hereof, payable with respect to the shares so converted up to and including the Conversion Date.

                  A.6(b)(iv) The person in whose name the certificate or certificates for Common Stock are to be issued shall be deemed to have become a holder of record of Common Stock on the applicable Conversion Date, unless the transfer books of the Corporation are closed on such Conversion Date, in which event the holder shall be deemed to have become the stockholder of record on the next succeeding date on which the transfer books are open; provided that the Conversion Price shall be that Conversion Price in effect on the Conversion Date.

                  A.6(b)(v) Upon conversion of only a portion of the number of shares covered by a Series A Certificate, the Corporation shall issue and deliver to or upon the written order of the holder of such Series A Certificate, at the expense of the Corporation, a new certificate covering the number of shares of the Series A Stock representing the unconverted portion of the Series A Certificate, which new certificate shall entitle the holder thereof to all the rights, powers and privileges of a holder of such shares.

                  A.6(c)(i) If a Series A Stockholder shall surrender more than one share of Series A Stock for conversion at any one time, then the number of full shares of Common Stock issuable upon conversion thereof shall be computed on the basis of the aggregate number of shares of Series A Stock so surrendered.

                  A.6(c)(ii) No fractional shares of Common Stock shall be issued upon conversion of Series A Stock. The Corporation shall pay a cash adjustment for any such fractional interest in an amount equal to the Current Market Price thereof on the Conversion Date, as determined in accordance with Section A.6(d)(vii) hereof.

                  A.6(d) For all purposes of this Part A, the "Conversion Price" with respect to the Series A Stock shall be equal to the applicable Original Purchase Price (as hereinafter defined) immediately after such issuance with respect to each such share of Series A Stock, subject to adjustment from time to time as follows:

                  A.6(d)(i) If the Corporation shall, at any time or from time to time after the applicable Original Issuance Date, issue any shares of Common Stock (which term, for purposes of this Section A.6(d)(i), including all subsections thereof, shall be deemed to include all other securities convertible into, or exchangeable or exercisable for, shares of Common Stock (including, but not limited to, Series A Stock) or options to purchase or other rights to subscribe for such convertible or exchangeable securities, in each case other than Excluded Stock (as hereinafter defined)), for a consideration per share less than the applicable Conversion Price in effect immediately prior to the issuance of such Common Stock or other securities (a "Dilutive Issuance"); then the Conversion Price for Series A Stock in effect immediately prior to each such Dilutive Issuance shall automatically be lowered to a price (calculated to the nearest cent) determined by multiplying such Conversion Price by a fraction:

                  (A) the numerator of which shall be (1) the number of shares of Common Stock outstanding immediately prior to such issue plus (2) the number of shares of Common Stock which the aggregate consideration received or to be received by the Corporation in such Dilutive Issuance so issued would purchase at such Conversion Price; and

                  (B) the denominator of which shall be the number of shares of Common Stock outstanding immediately prior to such issue plus the number of such additional shares of Common Stock so issued in such Dilutive Issuance;

provided that (i) for the purpose of this Section A.6(d)(i), all shares of Common Stock issuable upon exercise, exchange or conversion of options, exchangeable or convertible securities outstanding immediately prior to such issue shall be deemed to be outstanding and (ii) the number of shares of Common Stock deemed issuable upon exercise, exchange or conversion of such outstanding options, exchangeable and convertible securities shall not give effect to any adjustments to the conversion price or conversion rate of such options or convertible securities resulting from the issuance of additional shares of Common Stock that is the subject of this calculation.

                  For the purposes of any adjustment of the Conversion Price pursuant to this Section A.6(d)(i), the following provisions shall be applicable:

                  A.6(d)(i)(A) In the case of the issuance of Common Stock in whole or in part for cash, the consideration shall be deemed to be the amount of cash paid therefor after deducting therefrom any discounts, commissions or other expenses allowed, paid or incurred by the Corporation for any underwriting or otherwise in connection with the issuance and sale thereof, plus the value of any property other than cash received by the Corporation, determined as provided in Section A.6(d)(i)(B) hereof.

                  A.6(d)(i)(B) In the case of the issuance of Common Stock for a consideration in whole or in part in property other than cash, the value of such property other than cash shall be deemed to be the fair market value of such property as determined in good faith by the Board of Directors, irrespective of any accounting treatment; provided, however, that such fair market value of such property as determined by the Board of Directors shall not exceed the aggregate Current Market Price (as defined in Section A.6(d)(vii) hereof) of the shares of Common Stock or such other securities being issued, less any cash consideration paid for such shares, determined as provided in Section A.6(d)(i)(A) hereof.

                  A.6(d)(i)(C) In the case of the issuance of options or other rights to purchase or subscribe for Common Stock or the issuance of securities by their terms convertible into or exchangeable or exercisable for Common Stock or options to purchase or other rights to subscribe for such convertible or exchangeable or exercisable securities:

                  A.6(d)(i)(C)(1) the aggregate maximum number of shares of Common Stock deliverable upon exercise of such options to purchase or rights to subscribe for Common Stock shall be deemed to have been issued at the time such options or rights were issued and for a consideration equal to the consideration (determined in the manner provided in Sections A.6(d)(i)(A) and(B) hereof), if any, received by the Corporation upon the issuance of such options or rights plus the minimum purchase price provided in such options or rights for the Common Stock covered thereby (the consideration in each case to be determined in the manner provided in Sections A.6(d)(i)(A) and (B) hereof);


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

                  A.6(d)(i)(C)(2) the aggregate maximum number of shares of Common Stock deliverable upon conversion of, or in exchange for, any such convertible or exchangeable securities or upon the exercise of options to purchase or rights to subscribe for such convertible or exchangeable securities and subsequent conversion or exchange thereof shall be deemed to have been issued at the time such securities were issued or such options or gifts were issued and for a consideration equal to the consideration received by the Corporation for any such securities and related options or rights (excluding any cash received on account of accrued interest or accrued dividends), plus the minimum additional consideration, if any, to be received by the Corporation upon the conversion or exchange of such securities or the exercise of any related options or rights (the consideration in each case to be determined in the manner provided in Sections A.6(d)(i)(A) and (B) hereof).

                  A.6(d)(i)(C)(3) if there is any change in the exercise price of, or number of shares deliverable upon exercise of, any such options or gifts or upon the conversion or exchange of any such convertible or exchangeable securities (other than a change resulting from the antidilution provisions thereof), then the Conversion Price shall automatically be readjusted to the Conversion Price that would have been obtained had such options, gifts or securities been issued or made with such changes as hereinbefore referred to; and

                  A.6(d)(i)(C)(4) upon the expiration of any such options or rights or the termination of any such rights to convert or exchange such convertible or exchangeable securities, the Conversion Price shall be automatically readjusted to the Conversion Price that would have obtained had such options, rights or convertible or exchangeable securities not been issued.


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

                  A.6(d)(ii) "Excluded Stock" shall mean:

                  A.6(d)(ii)(A) Shares of Common Stock issued upon conversion of any shares of Series A Stock or as a dividend or distribution on the Series A Stock.

                  A.6(d)(ii)(B) Common Stock issued or issuable to officers, directors or employees of or consultants or independent contractors to the Corporation, pursuant to any written agreement, plan or arrangement, to purchase, or rights to subscribe for, such Common Stock, including Common Stock issued under any of the Corporation's stock plans and Common Stock issued or issuable to certain scientists and employees of Cold Spring Harbor Laboratory.

                  A.6(d)(ii)(C) Any securities issued pursuant to the acquisition of another corporation by the Corporation by merger or purchase of all or substantially all assets of that corporation whereby the Corporation owns not less than fifty-one percent (51%) of the voting power or assets of such corporation following such merger or purchase of all or substantially all of such corporation's assets which acquisition has been approved in accordance with this Certificate of Incorporation;

                  A.6(d)(iii) If the number of shares of Common Stock outstanding at any time after the Original Issuance Date (as hereinafter defined) is increased by a stock dividend payable in shares of Common Stock or by a subdivision or split-up of shares of Common Stock, then, following the record date fixed for the determination of holders of Common Stock entitled to receive such stock dividend, subdivision or split-up, the Conversion Price shall be appropriately decreased so that the number of shares of Common Stock issuable on conversion of each share of Series A Stock shall be increased in proportion to such increase in outstanding shares.

                  A.6(d)(iv) If, at any time after the Original Issuance Date, the number of shares of Common Stock outstanding is decreased by a combination of the outstanding shares of Common Stock (whether by reverse stock split or otherwise), then, following the record date for such combination, the Conversion Price shall be appropriately increased so that the number of shares of Common Stock issuable on conversion of each share of Series A Stock shall be decreased in proportion to such decrease in outstanding shares.

                  A.6(d)(v) If there is, at any time after the Original Issuance Date, any capital reorganization, or any reclassification of the capital stock of the Corporation (other than a change in par value or from par value to no par value or from no par value to par value or as a result of a stock dividend or subdivision, split-up or combination of shares), or a consolidation or merger of the Corporation with or into another person or entity (other than consolidation or merger in which the Corporation is the continuing corporation and which does not result in any change in the powers, designations, preferences and rights, or the qualifications, limitations or restrictions, if any, of the capital stock of the Corporation) or a sale or other disposition of all or substantially all the properties and assets of the Corporation as an entity to any other person (any such transaction, an "Extraordinary Transaction");

                  Then the Corporation shall provide appropriate adjustment to the Conversion Price with respect to each share of Series A Stock outstanding after the effectiveness of such Extraordinary Transaction such that each share of Series A Stock outstanding immediately prior to the effectiveness of the Extraordinary Transaction shall be convertible into the kind and number of shares of stock or other securities or property of the Corporation, or of the corporation resulting from or surviving such Extraordinary Transaction, that a holder of the number of shares of Common Stock deliverable (immediately prior to the effectiveness of the Extraordinary Transaction) upon conversion of such share of Series A Stock would have been entitled to receive upon such Extraordinary Transaction.

         The provisions of this Section A.6(d)(v) shall similarly apply to successive Extraordinary Transactions.

                  A.6(d)(vi) All calculations under this Section A.6(d) shall be made to the nearest one-tenth of a cent ($0.01) or to the nearest one-tenth of a share, as the case may be.

                  A.6(d)(vii) For the purpose of any computation pursuant to Section A.6(c) hereof or this Section A.6(d), the Current Market Price at any date of one share of Common Stock shall be deemed to be the average of the daily closing prices for the 30 consecutive business days ending on the fifth (5th) business day before the day in question (as adjusted for any stock dividend, split-up, combination or reclassification that took effect during such 30-business day period) as follows:

                  A.6(d)(vii)(A) If the Common Stock is listed or admitted for trading on a national securities exchange, then the closing price for each day shall be the last reported sales price regular way or, in case no such reported sales took place on such day, the average of the last reported bid and asked prices regular way, in either case on the principal national securities exchange on which the Common Stock is listed or admitted to trading.

                  A.6(d)(vii)(B) If the Common Stock is not at the time listed or admitted for trading on any such exchange, then such price as shall be equal to the last reported sale price, or if there is no such sale price, the average of the last reported bid and asked prices, as reported by the National Association of Securities Dealers Automated Quotation System ("NASDAQ") on such day.

                  A.6(d)(vii)(C) If the Common Stock is not at the time quoted on the NASDAQ, then such price shall be equal to the last reported bid and asked prices on such day as reported by the National Quotation Bureau, Inc. or any similar reputable quotation and reporting service, if such quotation is not reported by the National Quotation Bureau, Inc.

                  A.6(d)(vii)(D) If the Common Stock is not traded in such manner than the quotations referred to in this section A.6(d)(vii) are available for the period required hereunder, then the Current Market Price shall be the fair market value of such share, as determined in good faith by a majority of the entire Board of Directors.

                  A.6(d)(viii) In any case in which the provisions of this section A.6(d) shall require that an adjustment shall become effective immediately after a record date for an event, the Corporation may defer until the occurrence of such event (A) issuing to the holder of any shares of Series A Stock converted after such record date and before the occurrence of such event the additional shares of capital stock issuable upon such conversion by reason of the adjustment required by such event over and above the shares of capital stock issuable upon such conversion before giving effect to such adjustment, and
(B) paying to such holder any cash amounts in lieu of fractional shares pursuant to Section A.6(c)(ii) hereof; provided, however, that the Corporation shall deliver to such holder a due bill or other appropriate instrument evidencing such holder's right to receive such additional shares, and such cash, upon the occurrence of the event requiring such adjustment.

                  A.6(d)(ix) If a state of facts shall occur that, without being specifically controlled by the provisions of this Section A.6, would not fairly protect the conversion rights of the holders of the Series A Stock in accordance with the essential intent and principles of such provisions, then the Board of Directors shall make an adjustment in the application of such provisions, in accordance with such essential intent and principles, so as to protect such conversion rights, as determined in their sole discretion.

                  A.6(e) Whenever the Conversion Price shall be adjusted as provided in Section A.6(d) hereof, the Corporation shall forthwith file and keep on record at the office of the Secretary of the Corporation and at the office of the transfer agent for the Series A Stock or at such other place as may be designated by the Corporation, a statement, signed by its President or Chief Executive Officer and by its Treasurer or Chief Financial Officer, showing in detail the facts requiring such adjustment and the Conversion Price that shall be in effect after such adjustment. The Corporation shall also cause a copy of such statement to be sent by first-class, certified mail, return receipt requested, postage prepaid, to each Series A Stockholder at such holder's address appearing on the Corporation's records. Where appropriate, such copy shall be given in advance of any such adjustment and shall be included as part of a notice required to be mailed under the provisions of Section A.6(f) hereof.

                  A.6(f) In the event the Corporation shall propose to take any action of the types described in Section A.6(d)(i), (iii), (iv) or (v) hereof, or any other Event of Sale, the Corporation shall give notice to each Series A Stockholder in the manner set forth in Section A.6(e) hereof, which notice shall specify the record date, if any, with respect to any such action and the date on which such action is to take place. Such notice shall also set forth such facts with respect thereto as shall be reasonably necessary to indicate the effect of such action (to the extent such effect may be known at the date of such notice) on the Conversion Price with respect to the Series A Stock and the number, kind or class of shares or other securities or property which shall be deliverable or purchasable upon each conversion of Series A Stock. In the case of any action that would require the fixing of a record date, such notice shall be given at least 20 days prior to the record date so fixed, and in the case of any other action, such notice shall be given at least 30 days prior to the taking of such proposed action.

                  A.6(g) The Corporation shall pay all documentary, stamp or other similar transactional taxes attributable to the issuance or delivery of shares of capital stock of the Corporation upon conversion of any shares of Series A Stock; provided, however, that the Corporation shall not be required to pay any taxes which may be payable in respect of any transfer involved in the issuance or delivery of any certificate for such shares in a name other than that of the Series A Stockholder in respect of which such shares of Series A Stock are being issued.

                  A.6(h) The Corporation shall reserve out of its authorized but unissued shares of Common Stock solely for the purpose of effecting the conversion of the Series A Stock sufficient shares of Common Stock to provide for the conversion of all outstanding shares of Series A Stock.

                  A.6(i) All shares of Common Stock which may be issued in connection with the conversion provisions set forth herein will, upon issuance by the Corporation, be validly issued, fully paid and nonassessable, not subject to any preemptive or similar rights and free from all taxes, liens or charges with respect thereto created or imposed by the Corporation.

                  A.6(j) Upon the consummation of a firm commitment underwritten public offering of Common Stock of the Corporation registered under the Securities Act of 1933, pursuant to which (i) Common Stock is offered to the public at a price of at least $4.00 per share, as constituted on the Original Issuance Date (subject to adjustment to reflect stock splits, stock dividends, stock combinations, recapitalizations and like occurrences), and (ii) the net proceeds to the Corporations are at least $8,000,000, each share of Series A Stock then outstanding shall by virtue of and immediately prior to the closing of such firm commitment public offering and without any action on the part of the holder thereof, be deemed automatically converted into that number of shares of Common Stock in which the Series A Stock would be convertible if such conversion were to occur at the time of the public offering of Common Stock. The holder of any shares of Series A Stock converted into Common Stock pursuant to this Section A.6(j) shall be entitled to payment of all declared but unpaid dividends, if any, payable on or with respect to such shares up to and including the date of the closing of such public offering which shall be deemed the Conversion Date for purposes of this Section A.6(j).

                  A.8. Definitions. As used in Section A of this Certificate of Incorporation, the following terms shall have the corresponding meanings:

                           "Business Day" shall mean any day other than a
                  Saturday, Sunday or public holiday in the state where the principal executive office of the Corporation is located.

                           "Original Issuance Date" with respect to any share of
                  Series A Preferred Stock shall mean the date of first issuance by the Corporation of a share of Series A Preferred Stock.

                           "Original Purchase Price" shall mean with respect to
                  the Series A Stock, $2.50 per share.

                           "Proportional Adjustment" shall mean an adjustment
                  made to the price of the Series A Stock upon the occurrence of a stock split, reverse stock split, stock dividend, stock combination, reclassification or other similar change with respect to such security, such that the price of one share of the Series A Stock before the occurrence of any such change shall equal the aggregate price of the share (or shares or fractional share) of such security (or any other security) received by the holder of the Series A Stock with respect thereto upon the effectiveness of such change.

                  PART B. ADDITIONAL SERIES OF PREFERRED STOCK


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

         B.1 Designation of Additional Series of Preferred Stock. Subject to Section A.5 hereof, the Board of Directors is hereby expressly authorized to provide for, designate and issue, out of the authorized but unissued shares of Preferred Stock, one or more other series of Preferred Stock in addition to the Series A Stock, subject to the terms and conditions set forth herein including the approval of the Series A Stockholders. Before any shares of any such series are issued, the Board of Directors shall fix, and hereby is expressly empowered to fix, by resolution or resolutions, the following provisions of the shares of any such series:

                  (a) the designation of such series, the number of shares to constitute such series and the stated value thereof, if different from the par value thereof;

                  (b) whether the shares of such series shall have voting rights or powers, in addition to any voting rights required by law, and, if so, the terms of such voting rights or powers, which may be full or limited;

                  (c) the dividends, if any, payable on such series, whether any such dividends shall be cumulative, and, if so from what dates, the conditions and dates upon which such dividends shall be payable, the preference or relation which such dividends shall bear to the dividends payable on any shares of stock of any other class or series;

                  (d) whether the shares of such class or series shall be subject to redemption by the Corporation, and, if so, the times, prices and other conditions of such redemption;

                  (e) the amount or amounts payable with respect to shares of such class or series upon, and the rights of the holders of such class or series in, the voluntary or involuntary liquidation, dissolution or winding up, or upon any distribution of the assets, of the Corporation; provided, however, in no case shall the rights of the holders of such class or series in the voluntary or involuntary liquidation of the Corporation be senior or equal to those of the holders of Preferred Stock as set forth hereunder and the Senior Common Stock as set forth hereunder;

                  (f) whether the shares of such class or series shall be subject to the operation of a retirement or sinking fund and, if so, the extent to and manner in which any such retirement or sinking fund shall be applied to the purchase or redemption of the shares of such class or series for retirement or other corporate purposes and the terms and provisions relative to the operation thereof;

                  (g) whether the shares of such class or series shall be convertible into, or exchangeable for, shares of stock of any other class or series of any other securities and, if so, the price or prices or the rate or rates of conversion or exchange and the method, if any, of adjusting the same, and any other terms and conditions of conversion or exchange;

                  (h) the limitations and restrictions, if any, to be effective while any shares of such class or series are outstanding upon the payment of dividends or the making of other distributions on, and upon the purchase, redemption or other acquisition by the Corporation of, the Common Stock or shares of stock of any other class or series;

                  (i) the conditions or restrictions, if any, to be effective while any shares of such class or series are outstanding upon the creation of indebtedness of the Corporation or upon the issue of any additional stock, including additional shares of such class or series or of any other class or series; and

                  (j) any other powers, designation, preference and relative, participating, optional or other special rights, and any qualifications, limitations or restrictions thereof.

                  The powers, designations, preferences and relative, participating, optional or other special rights of each series of Preferred Stock, and the qualifications, limitations or restrictions thereof, if any, may differ from those of any and all other series at any time outstanding. The Board of Directors is hereby expressly authorized from time to time to increase (but not above the total number of authorized shares of Preferred Stock) or decrease (but not below the number of shares thereof then outstanding) the number of shares of stock of any series of Preferred Stock so designated pursuant to this Section B.1.

                          PART C. ORDINARY COMMON STOCK

         C.1. Designation and Amount. The Common Stock of the Corporation shall include the following series of Common Stock: 2,499,500 shares of Ordinary Common Stock, par value $.001 per share ("Ordinary Common Stock"). The number of shares, powers, terms, conditions, designations, preferences and privileges, relative, participating, optional and other special rights, and qualifications, limitations and restrictions, of the Ordinary Common Stock shall be as set forth in this Part C. The number of authorized shares of Ordinary Common Stock may be increased or decreased (but not below the combined number of shares thereof then outstanding and those reserved for issuance upon conversion of the Series A Stock) by the affirmative vote of the holders of the majority of the stock of the Corporation entitled to vote, irrespective of the provisions of Section 242(b)(2) of the Delaware General Corporation Law.

         C.2. Voting. Except as provided in this Certificate of Incorporation or by applicable law, each Ordinary Common Stockholder shall be entitled to one vote only for each share of Ordinary Common Stock held of record on all matters as to which Ordinary Common Stockholders shall be entitled to vote, which voting rights shall not be cumulative.

         C.3. Other Rights. Each share of Ordinary Common Stock issued and outstanding shall be identical in all respects with each other such share, and no dividends shall be paid on any shares of Ordinary Common Stock unless the same dividend is paid on all shares of Ordinary Common Stock outstanding at the time of such payment. Except for and subject to those rights expressly granted to the holders of Preferred Stock and Senior Common Stock and except as may be provided by the laws of the State of Delaware, the Ordinary Common Stockholders shall have all other rights of stockholders, including, without limitation, (a) the right to receive dividends, when and as declared by the Board of Directors, out of assets lawfully available therefor, and (b) in the event of any distribution of assets upon a liquidation, dissolution or winding-up of the affairs of the Corporation or otherwise, the right to receive ratably and equally, together with the holders of the Series A Stock, the Senior Common Stock and the holders of outstanding shares of any other class or series of stock, all the assets and funds of the Corporation remaining after the payment to the holders of the Preferred Stock and the Senior Common Stock of the specific amounts which they are entitled to receive upon such liquidation, dissolution or winding-up of the affairs of the Corporation as provided herein.


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

                           PART D. SENIOR COMMON STOCK

         D.1. Designation and Amount. The Common Stock of the Corporation shall include the following series of Common Stock: 500,500 shares of Senior Common Stock, par value $.001 per share ("Senior Common Stock"). Except as set forth in this Part D, the powers, terms, conditions, designations, preferences and privileges, relative, participating, optional and other special rights, and qualifications, limitations and restrictions, of the Senior Common Stock shall be identical to those of Ordinary Common Stock.

         D.2.(a) Liquidation. With respect to rights on Liquidation, the Senior Common Stock shall rank junior to the Series A Stock, equally with each other, and senior and prior to the Corporation's Ordinary Common Stock and to all other classes or series of stock issued by the Corporation, except as otherwise approved by the affirmative vote or consent of the holders of a majority of the Senior Common Stock.

         D.2(b) In the event of any Liquidation, after payment shall have been made to the Series A Stockholders of the full amount to which they shall be entitled pursuant to Section A.4(b) of this Article IV, the Senior Common Stockholders shall be entitled to receive an amount per share equal (and in like kind) to the Original Purchase Price per share of the Series A Stock.

         If, upon any Liquidation, the assets of the Corporation available for distribution to its stockholders shall be insufficient to pay the Senior Common Stockholders the full amounts to which they shall be entitled pursuant to the next preceding sentence, the holders of the Senior Common Stock shall share ratably in any distribution of assets according to the preferential amounts fixed for the Senior Common Stock (pursuant to Section D.2(b) of this Article
IV) which would be payable in respect of the shares held by them upon such distribution if all amounts payable on or with respect to such shares were paid in full.

         D.2(c) In the event of any Liquidation, after payments shall have been made first to the Series A Stockholders and the Senior Common Stockholders, the Series A Stockholders and the Senior Common Stockholders, as a class, shall be entitled to share ratably (calculated with respect to such Series A Stock as provided in the next sentence) with the Common Stockholders and the Senior Common Stockholders, in all remaining assets of the Corporation available for distribution to its stockholders. For purposes of calculating the amount of any payment to be paid upon any such Liquidation, each share of such Series A Stock shall be deemed to be that number of shares (including fractional shares) of Common Stock into which it is then convertible, rounded to the nearest one-tenth of a share.

         D.3. Voting. Except as provided in this Certificate of Incorporation or by applicable law, each Senior Common Stockholder shall be entitled to one vote only for each share of Senior Common Stock held on record on all matters as to which Senior Common Stockholders shall be entitled to vote, which voting rights shall not be cumulative.

         D.4. Other Rights. Each share of Senior Common Stock issued and outstanding shall be identical in all respects with each other such share, and no dividends shall be paid on any shares of Senior Common Stock unless the same dividend is paid on all shares of Senior Common Stock outstanding at the time of such payment. Except for and subject to those rights expressly granted to the holders of Preferred Stock and except as may be provided by the laws of the State of Delaware, the Senior Common Stockholders shall have all other rights of stockholders, including, without limitation, (a) the right to receive dividends, when and as declared by the Board of Directors, out of assets lawfully available therefor, and (b) in the event of any distribution of assets upon liquidation, dissolution or winding-up of the affairs of the Corporation or otherwise, the right to receive ratably and equally, together with the holders of the Series A Stock and the holders of outstanding shares of any other class or series of stock, all the assets and funds of the Corporation remaining after the payment to the holders of the Preferred Stock and the Senior Common Stock of the specific amounts which they are entitled to receive upon such liquidation, dissolution or winding-up of the affairs of the Corporation as provided herein.

                                    ARTICLE V
                                  Incorporator

         The name and mailing address of the incorporator is James W. Marcovitz, Esq., Squadron, Ellenoff, Plesent & Sheinfeld, LLP, 551 Fifth Avenue, New York, New York 10176-0001.

                                   ARTICLE VI
                               Board of Directors

         A.1. Constitution. Subject to the provisions of Section A.5(b) of
Article III hereof, the entire Board of Directors of the Corporation shall consist of not in excess of five (5) persons, all of whom shall be Series A Directors, as defined in Section A.5(b)(i) of Article III hereof, to the extent that the holders of Series A Stock exercise their rights thereunder. Unless and except to the extent that the By-laws of the Corporation otherwise require, the election of directors of the Corporation need not be by written ballot.

         A.2. Election. Election of directors need not be by written ballot.

         A.3. Powers. Until the earlier of: (i) the consummation of a firm commitment underwritten public offering of Common Stock of the Corporation registered under the Securities Act of 1933; and (ii) the expiration of the Collaboration Agreement, the Corporation shall not take any of the following actions without the approval of the majority of the Board of Directors, including the Series A Directors:

              (a) Sell, abandon, transfer, lease or otherwise dispose of all or substantially all of the Corporation's assets.

              (b) Acquire all or substantially all of the assets of another entity.

              (c) Declare or pay any dividend or make any distribution of cash or property or both to holders of shares of capital stock or securities of the Corporation.

              (d) Make any payment on account of the purchase, redemption or other retirement of any share of capital stock of the Corporation, except pursuant to the provisions of stock repurchase agreements between the Corporation and any of its employees and consultants that have been specifically approved by at least one (1) of the Series A Directors or by the


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

holders of a majority of the voting power of the Series A Stock then outstanding (determined in accordance with Section A.5(a) hereof).

              (e) Merge or consolidate with or into any other entity.

              (f) Voluntarily dissolve, liquidate or windup the affairs of the Corporation.

              (g) Alter or change the designations, powers, preferences or rights of the Series A Stock of the Corporation.

              (h) Amend or repeal any of the provisions of this Certificate of Incorporation or the By-laws of the Corporation.

              (i) Authorize, designate, issue or agree to issue any equity or debt security of the Corporation, or any security convertible into, or exercisable for, shares of the capital stock of the Corporation (except that the approval of the Series A Directors shall not be required for the issuance of Excluded Stock).

              (j) Adopt, amend or modify (except for immaterial changes) any stock option plan, stock option agreement, restricted stock purchase agreement or stock restriction agreement entered into between the Corporation and its employees, officers, directors, consultants and/or independent contractors (except that the approval of the Series A Directors shall not be required for the issuance of Excluded Stock).

              (k) Accelerate the vesting schedule or exercise date of any such options or in any such stock option agreement, restricted stock purchase agreement or stock restriction agreement (except that the approval of the Series A Directors shall not be required for the issuance of Excluded Stock).

              (l) Enter into any financing arrangement in excess of $100,000 including, without limitation, loan agreements, credit lines, letters of credit or capitalized leases.

              (m) Enter into any contract, agreement or license or series of related contracts, agreements or licenses in excess of $100,000, whether in a single disbursement or a series of related disbursements, or for a term in excess of 12 months.

              (n) Enter into any transaction or agreement with any officer or director of the Corporation or with any corporation, partnership or other organization (an "Outside Entity") in which one or more of the officers or directors of the Corporation is an officer or director of, or has a financial interest in, such Outside Entity.

              (o) Initiate, enter into or amend any agreement or arrangement pertaining to employment with or engagement by the Corporation where such agreement or arrangement provides for either the employment of any officer of the Corporation regardless of compensation, or compensation greater than or equal to $75,000, in the aggregate, on an annual or annualized basis.

              (p) Enter into or become subject to any agreement which restricts or purports to restrict the Corporation from engaging or otherwise competing in any material aspect of its business anywhere in the world, or which otherwise limits the business in which the Corporation may engage or compete.

              (q) Take any action or enter into any other transaction outside the ordinary course of business or effect any material change in the conduct or operation of the Corporation's business.

              (r) Enter into any line of business other than the biopharmaceutical business.

              (s) Establish or approve of any Corporation policies delegating or delineating the authority of any officer or employee to act on behalf of the Corporation outside of the ordinary course of business.

              (t) Appoint, terminate or remove the Chief Executive Officer or President or the Chief Financial Officer, Treasurer or Vice President-Finance.

              (u) Adopt and amend the budgets of the Corporation.

              (v) Adopt and materially amend the strategic or business plan of the Corporation.

         A.4. Exculpation. No director of the Corporation shall be liable to the Corporation or any of its stockholders for monetary damages for breach of fiduciary duty as a director, provided that this provision does not eliminate the liability of the director (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of Title 8 of the Delaware Code, or (iv) for any transaction from which the director derived an improper personal benefit.

         For purposes of the prior sentence, the term "damages" shall, to the extent permitted by law, include without limitation, any judgment, fine, amount paid in settlement, penalty, punitive damages, excise or other tax assessed with respect to an employee benefit plan, or expense of any nature (including, without limitation, counsel fees and disbursements).

         Each person who serves as a director of the Corporation while this Section A.4 is in effect shall be deemed to be doing so in reliance on the provisions of this Section A.4, and neither the amendment or repeal of this Section A.4, nor the adoption of any provision of this Certificate of Incorporation inconsistent with this Section A.4, shall apply to or have any effect on the liability or alleged liability of any director of the Corporation for, arising out of, based upon, or in connection with any acts or omissions of such director occurring prior to such amendment, repeal, or adoption of an inconsistent provision.

         If the Delaware General Corporation Law is amended hereafter to authorize the further elimination or limitation of the liability of directors, then the liability of a director of the Corporation, in addition to the limitation on personal liability provided herein, shall be limited to the fullest extent permitted by the amended Delaware General Corporation Law.

         The provisions of this Section A.4 are cumulative and shall be in addition to and independent of any and all other limitations on or eliminations of the liabilities of directors of the Corporation, as such, whether such limitations or eliminations arise under or are created by any law, rule, regulation, by-law, agreement, vote of shareholders or disinterested directors, or otherwise.

                                   ARTICLE VII
                                 Indemnification

         (a) Each person who was or is made a party or is threatened to be made a party to or is otherwise involved in any action, suit, or proceeding, whether civil, criminal, administrative, or investigative (hereinafter a "proceeding"), by reason of the fact that he or she is or was a director, officer, employee, or agent of the Corporation or any of its direct or indirect subsidiaries or is or was serving at the request of the Corporation as a director, officer, incorporator, employee, or agent of any other corporation or of a partnership, joint venture, trust, or other enterprise, including service with respect to an employee benefit plan (hereinafter an "indemnitee"), whether the basis of such proceeding is alleged action in an official capacity as a director, officer, incorporator, employee, or agent or in any other capacity while serving as a director, officer, incorporator, employee, or agent, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the Delaware General Corporation Law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than permitted prior thereto), against all expense, liability, and loss (including attorneys' fees, judgments, fines, excise or other taxes assessed with respect to an employee benefit plan, penalties, and amounts paid in settlement) reasonably incurred or suffered by such indemnitee in connection therewith.

         Such indemnification shall continue as to an indemnitee who has ceased to be a director, officer, employee, or agent and shall inure to the benefit of the indemnitee's heirs, executors, and administrators.

         However, except as provided in Paragraph (c) of this Article VII with respect to proceedings to enforce rights to indemnification, the Corporation shall indemnify any such indemnitee in connection with a proceeding (or part thereof) initiated by such indemnitee only if such proceeding (or part thereof) was authorized by the Board of Directors of the Corporation.

         (b) The right to indemnification conferred in Paragraph (a) of this
Article VII shall include the right to be paid by the Corporation the expenses incurred in defending any proceeding for which such right to indemnification is applicable in advance of its final disposition (hereinafter an "advancement of expenses"); provided, however, that, if the Delaware General Corporation Law requires, an advancement of expenses incurred by an indemnitee in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such indemnitee, including, without limitation, service to an employee benefit plan) shall be made only upon delivery to the Corporation of an undertaking (hereinafter an "undertaking"), by or on behalf of such indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal (hereinafter a "final adjudication") that such indemnitee is not entitled to be indemnified for such expenses under this Article VII or otherwise.

         (c) The rights to indemnification and to the advancement of expenses conferred in Paragraphs (a) and(b) of this Article VII shall be contract rights. If a claim under Paragraph (a) or (b) of this Article VII is not paid in full by the Corporation within 60 days after a written claim has been received by the Corporation, except in the case of a claim for an advancement of expenses, in which case the applicable period shall be 20 days, the indemnitee may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim. If successful in whole or in part in any such suit, or in a suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the indemnitee shall be entitled to be paid also the expense of prosecuting or defending such suit.

         In (i) any suit brought by the indemnitee to enforce a right to indemnification hereunder (but not in a suit brought by an indemnitee to enforce a right to an advancement of expenses) it shall be a defense that the indemnitee has not met any applicable standard for indemnification set forth in the Delaware General Corporation Law, and (ii) any suit by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the Corporation shall be entitled to recover such expenses upon a final adjudication that the indemnitee has not met any applicable standard for indemnification set forth in the Delaware General Corporation Law.

         Neither the failure of the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such suit that indemnification of the indemnitee is proper in the circumstances because the indemnitee has met the applicable standard of conduct set forth in the Delaware General Corporation Law, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) that the indemnitee has not met such applicable standard of conduct, shall create a presumption that the indemnitee has not met the applicable standard of conduct or, in the case of such a suit brought by the indemnitee, be a defense to such suit. In any suit brought by the indemnitee to enforce a right to indemnification or to an advancement of expenses hereunder, or by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the burden of proving that the indemnitee is not entitled to be indemnified, or to such advancement of expenses, under this Article VII or otherwise, shall be on the Corporation.

         (d) The rights to indemnification and to the advancement of expenses conferred in this Article VII shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, this certificate of incorporation, by-law, agreement, vote of stockholders or disinterested directors, or otherwise.

         (e) The Corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee, or agent of the Corporation or another corporation, partnership, joint venture, trust, or other enterprise against any expense, liability, or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability, or loss under the Delaware General Corporation Law.

         (f) The Corporation's obligation, if any, to indemnify any person who was or is serving as a director, officer, employee, or agent of any direct or indirect subsidiary of the Corporation or, at the request of the Corporation, of any other corporation or of a partnership, joint venture, trust, or other enterprise shall be reduced by any amount such person may collect as indemnification from such other corporation, partnership, joint venture, trust, or other enterprise.

         (g) Any repeal or modification of the foregoing provisions of this
Article VII shall not adversely affect any right or protection hereunder of any person in respect of any act or omission occurring prior to the time of such repeal or modification.

                                  ARTICLE VIII
                                   Settlements

         Whenever a compromise or arrangement is proposed between the Corporation and its creditors or any class of them and/or between the Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of the Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for the Corporation under the provisions of Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for the Corporation under the provisions of Section 279 of Title 8 of the Delaware Code, order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the Corporation, as the case may be, to be summoned in such manner as the said court directs.

         If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of the Corporation as consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of the Corporation, as the case may be, and also on the Corporation.

                                   ARTICLE IX
                                     By-laws

         In furtherance and not in limitation of the powers conferred by the laws of the State of Delaware, the Board of Directors is expressly authorized to adopt, amend or repeal the By-laws of the Corporation, subject to the provisions of Section A.5 of Article IV hereof.

                                    ARTICLE X
                              Meetings and Records

         Meetings of stockholders may be held within or without the State of Delaware, as the Bylaws may provide. The books of the Corporation may be kept (subject to any provision contained in the statutes) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the Bylaws of the Corporation.

                                   ARTICLE XI
                               Perpetual Existence

         The Corporation is to have perpetual existence.

                                   ARTICLE XII
                              Amendments and Repeal

         Except as otherwise specifically provided in this Certificate of Incorporation, the Corporation reserves the right at any time, and from time to time, to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, and to add or insert other provisions authorized at such time by the laws of the State of Delaware, in the manner now or hereafter prescribed by law; and all rights, preferences and privileges of whatsoever nature conferred upon stockholders, directors or any other persons whomsoever by and pursuant to this Certificate of Incorporation in its present form or as hereafter amended are granted subject to the rights reserved in this
Article VIII.

         IN WITNESS WHEREOF, the undersigned has signed this Certificate this 10th day of July, 1997.



                                         James W. Marcovitz
                                         Sole Incorporator

                                    EXHIBIT B

                  CAPITALIZATION OF HELICON THERAPEUTICS, INC.





                                                           PERCENTAGE OF TOTAL NUMBER
                                                NUMBER        OF SHARES OF CAPITAL
 NAME AND ADDRESS OF STOCKHOLDER              OF SHARES        STOCK OUTSTANDING*                 TYPE
 ONCOGENE SCIENCE, INC.                           **                 **                         Preferred
 106 Charles Lindbergh Boulevard
 Uniondale, NY 11553

 COLD SPRING HARBOR LABORATORY                    **                 **                         Preferred
 Hershey Building
 One Bungtown Road
 Cold Spring Harbor, New York

   **                                             **                 **                         Preferred

 and

   **

 with a copy to:
 F. Hoffmann - La Roche Ltd
 340 Kingsland Street
 Nutley, New Jersey 07110
 Attention: General Counsel

---------------

* An aggregate of ** shares of Common Stock (consisting of ** shares of Senior Common Stock and ** shares of Ordinary Common Stock) shall be issued to certain other shareholders and such shares in the aggregate represent approximately ** of the outstanding shares of capital stock of the Corporation.

** This portion has been redacted pursuant to a request for confidential treatment.

                                    EXHIBIT C

                             STOCKHOLDERS AGREEMENT
                    BY AND AMONG HELICON THERAPEUTICS, INC.,
                         AND CERTAIN OF ITS STOCKHOLDERS


This agreement was filed as Exhibit 10.34 to this Form 10-K and is incorporated herein by reference.

                                    EXHIBIT D


                         OPINION OF SQUADRON, ELLENOFF,
                            PLESENT & SHEINFELD, LLP



            [SQUADRON, ELLENOFF, PLESENT & SHEINFELD, LLP LETTERHEAD]



                                  July 17, 1997




 **

Oncogene Science, Inc.
106 Charles Lindbergh Boulevard
Uniondale, New York  11553-3649

Cold Spring Harbor Laboratory
Hershey Building
One Bungtown Road
Cold Spring Harbor, New York  11724


Ladies and Gentlemen:

         This opinion is furnished to you pursuant to Section 7.1(b) of the Convertible Preferred Stock Purchase Agreement (including all exhibits and schedules thereto) dated as of July 17, 1997 (the "Purchase Agreement"), by and between Helicon Therapeutics, Inc., a Delaware corporation (the "Company"), and ** ("Roche"), Oncogene Science, Inc. ("OSI") and Cold Spring Harbor Laboratory ("CSHL", and collectively with Roche and OSI, the "Investors"), in connection with the purchase by the Investors of an aggregate 1,413,400 shares (the "Shares") of Series A Convertible Preferred Stock, $.001 par value per share ("Preferred Stock"), of the Company. Capitalized terms used herein and not otherwise defined shall have the respective meanings ascribed to them in the Purchase Agreement.


---------------
** This portion has been redacted pursuant to a confidential treatment request.

         We have acted as counsel for the Company in connection with the preparation, execution and delivery of (i) the Purchase Agreement; (ii) the Certificate of Incorporation of the Company filed in the Office of the Secretary of State of Delaware on July 10, 1997 (the "Certificate"); and (iii) the Stockholders' Agreement dated July 17, 1997 by and among the Company and the persons listed on Schedule 1 attached thereto (the "Stockholders' Agreement").

         In connection with this opinion, we have examined and relied upon the following:

         (i)      a copy of the Certificate:

         (ii) a certificate, dated July 10, 1997 from the Secretary of State of the State of Delaware certifying the legal existence of the Company in Delaware;

         (iii)    the Purchase Agreement;

         (iv)     the Stockholders' Agreement;

         (v) resolutions of the Board of Directors of the Company, as certified by the Secretary of the Company as being complete, accurate and in effect;

         (vi) a certificate of the Chairman of the Company certifying as to the representations and warranties made by the Company pursuant to the Purchase Agreement;

         (vii) a certificate of the Secretary of the Company as to, among other things, (a) the Certificate, and (b) resolutions of the Board of Directors and stockholders relating to the Purchase Agreement and the transactions contemplated therein, including the issuance of the Shares;

         (viii) the corporate minute and record books and stock transfer records of the Company;

         (ix) copies of the contracts and documents listed in the schedules to the Purchase Agreement; and

The Purchase Agreement and the Stockholders' Agreement are hereinafter referred to collectively as the "Transaction Documents." In connection with the opinions set forth below, we have also examined originals, or copies certified or otherwise identified to our satisfaction, of such documents, corporate records, certificates and other instruments as we have deemed necessary or appropriate for purposes of the opinions rendered herein.

         In our examination of such documents, we have assumed the completeness of corporate minute and stock record books of the Company, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, photostatic or facsimile copies, the authenticity of the originals of such latter documents and the legal competence of each individual executing any document.

         For the purposes of this opinion, we have relied as to all questions of fact material to this opinion upon certificates of public officials and officers of the Company and upon the representations and warranties of the Investors and the Company contained or referred to in the Purchase Agreement. Although we have not made any independent checks or verification of such factual matters, nothing has come to our attention leading us to question the accuracy of such information.

         Any reference to "our knowledge", "knowledge" or "known to us" or to any matter "of which we are aware" or "coming to our attention" or any variation of any of the foregoing shall mean the actual knowledge of the attorneys in this firm who have rendered substantive attention to this matter of the existence of absence of any facts which would contradict our opinions set forth below. We have not undertaken any independent investigation to determine the existence or absence of such facts, and no inference as to our knowledge of the existence or absence of such facts should be drawn from the fact of our representation of the Company. However, we are not aware of the existence or absence of any facts which would contradict our opinions set forth below. Without limiting the foregoing, we have not, for purposes of our opinions in paragraphs 5 and 9 below, searched any electronic databases or the dockets of any court, administrative agency or regulatory body or other tribunal.

         The opinions hereinafter expressed are qualified to the extent that they may be subject to or affected by (i) applicable bankruptcy, insolvency, reorganization, moratorium, usury, fraudulent transfer or other laws affecting the rights and remedies of creditors generally, (ii) statutory or decisional law concerning recourse by creditors to security in the absence of notice and hearing or (iii) duties and standards imposed on creditors and parties to contracts, including without limitation requirements of good faith, reasonableness and fair dealing. We express no opinion with respect to the availability of the remedy of specific performance, injunctive relief or any other equitable remedy or the assertion of any equitable defense upon any breach of any of the covenants, warranties or other provisions contained in any such agreements, instruments or documents in as much as such remedies or such defenses may be subject to the discretion of a court.

         Our opinions expressed in paragraph 1 below (insofar as they relate to the Company's due organization, legal existence, good standing and qualification to do business) are based solely on the certificates referred to in clauses
(iii) and (iv) above and are limited accordingly, and, as to such matters, our opinions are rendered as of the respective date(s) of such certificates.

         For purposes of our opinion expressed in paragraph 2 below, insofar as it relates to the number of issued and outstanding shares of capital stock of the Company and commitments to issue such stock, our opinion is based solely upon our review of the corporate minute books, stock record and transfer books of the Company, representations of officers of the Company and the agreements referred to in such paragraph. Our opinion in paragraph 2 below, insofar as it relates to the full payment for outstanding shares of the Company's stock, is based solely on representations of the Company contained in the Purchase Agreement.

         Except as otherwise expressly set forth herein, for purposes of our opinions below, we express no opinion as to compliance by the Company with state securities or "blue sky" laws of any jurisdiction or with State or federal antifraud laws.

         For purposes of our opinions expressed in paragraphs 6 and 8 below with respect to the Shares, we have relied upon representations made by the Investors in Section 6 of the Purchase Agreement and have assumed (without any independent investigation) the accuracy of such representation.

         We express no opinion as to the existence of any liens, pledges and encumbrances on the assets of the Company.

         We have assumed that the Purchase Agreement has been duly authorized, executed and delivered by the Investors and that the Investors have all requisite power and authority to effect the transactions contemplated by the Purchase Agreement. We have assumed that the Purchase Agreement is a valid and binding obligation of the Investors, enforceable against the Investors in accordance with its terms. We do not render an opinion as to the application of any law or regulation to the power, authority or competence of the Investors.

         We have not made a review of the laws of any state or jurisdiction other than the Federal laws of the United States, the state laws of the State of New York, and the General Corporation Law statute of the State of Delaware. Accordingly, we express no opinion herein with respect to the laws of any jurisdiction other than the Federal laws of the United States of America, the state laws of the State of New York, and the General Corporation Law statute of the State of Delaware. To the extent that the laws of any jurisdiction other than the Federal laws of the United States of America, the state laws of the State of New York, and the General Corporation Law statute of the State of Delaware are applicable to any instrument, agreement or matter referred to below, we have assumed, with your permission, that such laws are identical to the laws of the State of New York. For purposes of our opinions rendered below, we have assumed, with your permission, that the law governing the future performance by the Company of its obligations under the Purchase Agreement will be identical to the law governing performance thereunder on the date of this opinion. Except as noted above, the opinions expressed herein are based upon facts known to us on the date hereof. We expressly disclaim any obligation to inform you of any changes in such law or facts.

         Based upon and subject to the foregoing, we are of the opinion that:

         1. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and has full corporate power and authority to own and lease its property (as such property is known to us), to conduct its business as it is, to our knowledge, currently conducted and to enter into and perform the transactions contemplated by the Purchase Agreement. The Company is duly qualified to do business and is in good standing in the State of New York.

         2. Immediately after the Closing and the consummation of the transactions contemplated by the Purchase Agreement, the authorized capital stock of the Company will consist of:

                  (a) ** shares of Common Stock, $.001 par value per share ("Common Stock"), of which ** shares have been designated as Ordinary Common Stock ("Ordinary Common Stock") and ** shares have been designated as Senior Common Stock ("Senior Common Stock"). Shares of Senior Common Stock will be validly issued and outstanding, fully paid and non-assessable and ** shares of Ordinary Common Stock will have been duly reserved for issuance upon conversion of the Preferred Stock;

                  (b) ** shares of Preferred Stock, $.001 par value per share, of which ** have been designated as Series A Convertible Preferred Stock.

                  Except as set forth in or disclosed in the Certificate or the Transaction Documents, to our knowledge (i) no agreement, subscription, warrant, option, convertible security or other right (contingent or otherwise), to purchase or acquire any shares of capital stock of the Company is authorized or outstanding, (ii) there is not any commitment of the Company to issue any subscription, warrant, option, convertible security or other such right or to issue or distribute to holders of any shares of its capital stock any evidences of indebtedness or assets of the Company, (iii) the Company has no obligation (contingent or otherwise) to purchase, redeem or otherwise acquire any shares of its capital stock or any interest therein or to pay any dividend or make any other distribution in respect thereof, and (iv) there are no restrictions on the transfer of any shares of the Company's capital stock, except as imposed by Federal securities, state securities or "blue sky" laws. The holders of Preferred Stock and Common Stock are not entitled to cumulative voting rights.

         3. To our knowledge, except as provided or disclosed in the Transaction Documents, no person or entity is entitled to (i) any preemptive right of first refusal, contractual or similar rights with respect to the issuance of any capital stock of the Company pursuant to any provision of law, the Certificate, the By-Laws or any agreement to which the Company is a party, or otherwise, which rights have not been waived with respect to the issuance, sale and delivery of the Shares, or (ii) any rights with respect to the registration of any capital stock of the Company under the Securities Act of 1933, as amended (the "Securities Act").


---------------
** This portion has been redacted pursuant to a confidential treatment request.

         4. The issuance, sale and delivery of the Preferred Shares by the Company in accordance with the Purchase Agreement, and the issuance and delivery of the shares of the Ordinary Common Stock issuable upon conversion of the Preferred Shares, have been duly authorized and reserved for issuance, as the case may be, by all necessary corporate action on the part of the Company, and the Preferred Shares when issued, sold and delivered against payment therefor in accordance with the provisions of the Purchase Agreement and the shares of the Ordinary Common Stock issuable upon conversion of the Preferred Shares when issued upon conversion in accordance with the provisions of the Certificate, will be duly authorized and validly issued, fully paid and nonassessable. The respective rights, privileges and preferences of the Preferred Stock and the Ordinary Common Stock are stated in the Certificate. Assuming the accuracy of the representations and warranties of the Company and the Investors set forth in the Purchase Agreement, the issuance to each of the Investors of the Preferred Shares pursuant thereto will not, in any material respect, violate applicable federal or state securities laws.

         5. The execution, delivery and performance by the Company of the Purchase Agreement have been duly authorized by all necessary corporate action on the part of the Company. The Purchase Agreement constitutes the valid and binding obligation of the Company, enforceable against the Company in accordance with its terms. The execution, delivery and performance of the Purchase Agreement, the offer, issuance and sale of the Preferred Shares pursuant to the Purchase Agreement, and the issuance of shares of Common Stock upon conversion of the Preferred Shares will not conflict with, or result in any breach of any of the terms, conditions or provisions of, or constitute a default under, the Certificate or By-Laws of the Company, any contract set forth in the schedules to the Purchase Agreement, any law or statute or regulation promulgated thereunder or any decree, judgment or order specifically naming the Company and known to us.

         6.       Based in part on the representations of the Investors in
Section 6 of the Purchase Agreement, except as obtained and in effect as of the date hereof, no consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any governmental authority (other than filings required or permitted to be made after the date hereof under applicable Federal and state securities laws) is required on the part of the Company in connection with the authorization, execution, delivery and performance of the Purchase Agreement, the authorization, offer, issuance, sale and delivery of the Preferred Shares, the issuance and delivery of shares of the Ordinary Common Stock issuable upon conversion of the Preferred Shares, or the consummation of the other transactions at the Closing pursuant to the Purchase Agreement.

         7. The certificates representing the Preferred Shares are in due and proper form and have been duly and validly executed by officers of the Company.

         8.       Based in part on the representations of the Investors in
Section 6 of the Purchase Agreement, the offer, issuance and sale of the Preferred Shares pursuant to the Purchase Agreement and the issuance of the shares of the Ordinary Common Stock issuable upon conversion of the Preferred Shares are exempt from registration under the Securities Act.

         9. To our knowledge, except as disclosed in the Purchase Agreement, (i) there is no action, suit or proceeding, or governmental inquiry or investigation, pending or threatened against the Company or in which the Company is a party before any court or governmental department, commission, board, bureau, agency or instrumentality and (ii) there is no judgment, decree, injunction or order entered or existing against the Company by any court or governmental department, commission, board, bureau, agency or instrumentality.

         This opinion is based upon currently existing statutes, rules, regulations and judicial decisions, and we disclaim any obligation to advise you of any change in any of these sources of law or subsequent legal or factual developments which might affect any matters or opinions set forth herein. Please note that we are opining only as to the matters expressly set forth herein, and no opinion should be inferred as to any other matters.

         The opinions expressed herein are rendered to the Investors solely for the purposes set forth in the first paragraph hereof and may not be relied upon for any other purpose or by any other individual or entity without our prior written consent.

                                         Very truly yours,

                                    EXHIBIT E

                       COLLABORATIVE RESEARCH AND LICENSE
                            AGREEMENT BY AND BETWEEN
                           F. HOFFMANN - LA ROCHE INC.
                         AND HELICON THERAPEUTICS, INC.


This agreement was filed as Exhibit 10.36 to this Form 10-K and is incorporated herein by reference.



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
                                    EXHIBIT F

                      FUNDED RESEARCH AND LICENSE AGREEMENT
                       BETWEEN HELICON THERAPEUTICS, INC.
                        AND COLD SPRING HARBOR LABORATORY

BETWEEN: HELICON THERAPEUTICS, INC., a corporation incorporated under the laws of Delaware and having its principal place of business at 106 Charles Lindbergh Boulevard, Uniondale, New York 11553 (hereinafter called "Helicon").

AND: COLD SPRING HARBOR LABORATORY, a non-profit corporation incorporated under the laws of New York and having its principal place of business at Hershey Building, One Bungtown Road, Cold Spring Harbor, New York 11724 (hereinafter called "CSHL").

AS OF:                              July 1, 1997


WHEREAS, Helicon was organized to discover, develop and market pharmaceutical products, particularly products which modulate CREB ** in synaptic plasticity;

WHEREAS, Helicon has control of certain proprietary technology (set forth in Exhibit A), through licenses from Oncogene Science, Inc. ("OSI"), for identifying the effect of compounds on genes and gene products which is useful in the process of developing products for the treatment and prevention of human diseases and which will be utilized hereunder;

WHEREAS, Helicon has control of certain proprietary technology (set forth in Exhibit B), through a license from CSHL, for identifying the effect of compounds on genes and gene products which are useful in the process of developing products for the treatment and prevention of human diseases and which will be utilized hereunder;

WHEREAS, CSHL is engaged in basic research relating to genes associated with long term memory;

WHEREAS, Helicon is conducting research in the field of long term memory and wishes to fund such research by CSHL and to obtain a license regarding inventions and technology which may arise out of such funded research program;



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WHEREAS, CSHL is willing to conduct such research under the direction of ** have agreed to waive certain rights to participate in royalties or other income payable in respect of such license as provided in agreements dated the date hereof between CSHL and each of them; and

WHEREAS, CSHL is willing to grant to Helicon such a license subject to the terms and conditions hereinafter set forth.

NOW, THEREFORE, THE PARTIES AGREE AS FOLLOWS:

                                    ARTICLE 1
                                 INTERPRETATION

1.1 DEFINED TERMS. In this Agreement, unless the context or subject matter is inconsistent therewith, the following terms and expressions shall have the following meanings:

         (a) "ADDITIONAL TARGET" shall mean any ** , discovered subsequent to the Initial Identified Target which has been the subject of research carried out under the Research Program.

         (b) "AFFILIATE" shall mean, with respect to any Person (including a Party), any other Person which directly or indirectly controls or is controlled by, or is under direct or indirect common control with, such first mentioned Person or any Person which is directly or indirectly controlled by a Person which controls the first mentioned Person; for the purpose of this definition, "CONTROL" shall mean, with respect to any Person (including any Party), the ownership of more than 50% of the voting shares or other voting equity of that Person.

         (c) "AGREEMENT" shall mean this funded research and license agreement and all instruments supplemental hereto or in amendment or in confirmation hereof; "HEREIN", "HEREOF", "HERETO", "HEREUNDER" and similar expressions mean and refer to this Agreement and not to any particular article, section, subsection or other subdivision; "ARTICLE", "SECTION", "SUBSECTION" or other subdivision of this Agreement shall mean and refers to the specific article, section, subsection or other said subdivision of this Agreement.

         (d) "ALLOCATED OVERHEAD" shall mean the amount of overhead, including general and administrative costs, determined in accordance with generally accepted accounting principles, incurred by CSHL and allocated to the Research Program. Such allocation by CSHL shall be at its normal indirect cost reimbursement rate, which is a percentage of allowable direct cost and which is currently ** for each dollar ($1.00) of allowable direct cost.



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         (e)      "COMPOUND" shall mean any compound, or derivative or synthesis thereof, the use of which has been identified or discovered or developed by means of the Initial Identified Target and/or Additional Target which results from the Research Program.

         (f) "CONFIDENTIAL INFORMATION" shall mean CSHL Confidential Information and Helicon Confidential Information.

         (g) "CONTRACT PERIOD" shall mean the period beginning at the Effective Date and continuing for three years (or for as little as two years, if the Research Program is terminated), unless earlier terminated as hereinafter provided in this Agreement or upon six months' prior written notice by Helicon.

         (h)      "CREB"  **  .

         (i) "CSHL CONFIDENTIAL INFORMATION" shall mean all information about any element of the CSHL Technology which is disclosed by CSHL to Helicon and designated as "CONFIDENTIAL" in writing by CSHL or its Affiliates at the time of disclosure to Helicon, to the extent that such information as of the date of disclosure to Helicon is not (i) known to Helicon other than by virtue of a prior confidential disclosure to Helicon by CSHL or its Affiliates, or (ii) disclosed in the published literature or otherwise generally known to the public through no fault of Helicon, its Affiliates, employees or consultants, or (iii) obtained from an Independent Third Party that has no obligation of confidentiality to CSHL or its Affiliates.

         (j) "CSHL PATENTS" shall mean the rights conferred upon CSHL from the patents and patent applications owned and/or controlled by CSHL, both foreign and domestic, covering inventions resulting from the Research Program, including, without limitation, all substitutions, extensions, supplementary protection certificates, reissues, renewals, divisions, continuations, continuations in part, utility models and certificates of invention thereof which are directed to subject matter specifically described in the body of such patents or patent applications.

         (k) "CSHL SCIENTIFIC GROUP" shall mean ** , and the staffs of the laboratories which they direct at CSHL.

         (l) "CSHL TECHNOLOGY" shall mean and include Technology owned or developed by CSHL which is:

                  (i) developed by employees of or consultants to CSHL working under the direction of ** , alone or jointly with Third Parties (including OSI and Roche), other than Helicon, in the course of activities not related to the Research Program, or existing before the execution of this Agreement;



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                  (ii)     acquired by purchase, license, assignment or other
                           means from Third Parties by CSHL, but only to the extent that CSHL is legally entitled to disclose such acquired Technology and use it in the Research Program; or

                  (iii) developed by employees of or consultants to CSHL working under the direction of ** , alone or jointly with Third Parties (including OSI and Roche), other than Helicon, in the course of the Research Program.

         (m)      "EFFECTIVE DATE" shall mean July 1, 1997.

         (n) "EVENT OF TERMINATION" shall have the meaning ascribed thereto at Section 7.2 hereof.

         (o) "FIELD" shall mean the modulation of CREB activity in synaptic plasticity.

         (p)      "FUNDED AMOUNT" shall have the meaning set forth in Article 3.

         (q)      "GPR" shall mean 37 Code of Federal Regulations Part 401.

         (r) "HELICON CONFIDENTIAL INFORMATION" shall mean all information about any element of the Helicon Technology which is disclosed by Helicon to CSHL and designated as "CONFIDENTIAL" in writing by Helicon or its Affiliates at the time of disclosure to CSHL, to the extent that such information as of the date of disclosure to CSHL is not (i) known to CSHL other than by virtue of a prior confidential disclosure to CSHL by Helicon or its Affiliates, or (ii) disclosed in the published literature or otherwise generally known to the public through no fault of CSHL, its Affiliates, employees or consultants, or
                  (iii) obtained from an Independent Third Party that has no obligation of confidentiality to Helicon or its Affiliates.

         (s) "HELICON PATENTS" shall mean the rights conferred upon Helicon from the patents and patent applications owned and/or controlled by Helicon, both foreign and domestic, covering (i) inventions resulting from the Research Program, and/or (ii) any invention made prior to the commencement of the Research Program, which inventions result from using the Initial Identified Target and any Additional Target, including, without limitation, all substitutions, extensions, supplementary protection certificates, reissues, renewals, divisions, continuations, continuations in part, utility models and certificates of invention thereof.

         (t) "HELICON TECHNOLOGY" shall mean Technology owned or controlled by Helicon which is:




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                  (i)      developed by employees of or consultants to Helicon
                           alone or jointly with Third Parties (including OSI and Roche), other than CSHL, in the course of activities not related to the Research Program, or existing before the execution of this Agreement;

                  (ii) acquired by purchase, license, assignment or other means from Third Parties (including Roche and OSI), by Helicon that would not otherwise be part of Joint Technology, but only to the extent that Helicon is legally entitled to disclose such acquired Technology and use it in the Research Program; or

                  (iii) developed by employees of or consultants to Helicon alone or jointly with Third Parties (including OSI and Roche), other than CSHL, in the course of the Research Program.

         (u) "IMPROVEMENTS" shall mean any and all improvements in the Field to Technology whether patentable or not or subject other forms of protection, which improvements are owned or controlled by CSHL (i) during the Research Program or (ii) for five (5) years after the termination of the Research Program, in the case of improvements made by CSHL resulting from research conducted under the Collaborative Research and License Agreement entered into as of July 1, 1997 by and between F. Hoffmann-La Roche Ltd, Hoffmann-La Roche Inc., and Helicon ("Collaborative Research and License Agreement"), and for three (3) years after the termination of the Research Program, in the case of all other improvements.

         (v) "INDEPENDENT THIRD PARTY" shall mean any Person other than F. Hoffmann-La Roche Ltd and Hoffmann-La Roche Inc. (together "Roche"), Oncogene Science, Inc. ("OSI"), Helicon, CSHL, CSHL Scientific Group and/or any of their respective Affiliates. However, Genentech Inc. shall not be considered an Affiliate of Roche.

         (w) "INITIAL IDENTIFIED TARGET" shall mean the CREB protein, which is the subject of the initial research to be carried out under the Research Program.

         (x) "JOINT PATENTS" shall mean those patents and patent applications resulting from research conducted under the Research Program which are jointly owned by both CSHL and Helicon and shall include all rights under said patents and patent applications, both foreign and domestic, including, without limitation, all substitutions, extensions, supplementary protection certificates, reissues, renewals, divisions, continuations, continuations in part, utility models and certificates of invention thereof.

         (y) "JOINT TECHNOLOGY" shall mean Technology developed jointly by the Parties in the course of the Research Program.


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         (z)      "PARTIES" shall mean Helicon and CSHL; and "PARTY" shall mean any one of them.

         (aa) "PERSON" shall mean any individual, corporation, company, cooperative, partnership, trust, unincorporated association or any other entity which possesses a juridical personality, including any governmental authorities or body of competent jurisdiction; and pronouns when referring to a Person, shall have a similar extended meaning.

         (bb) "PRODUCT" shall mean a Compound sold for the prevention, treatment or management of any disease state in a human patient or any other human therapeutic indication which relates to the Initial Identified Target and/or any Additional Target and which is identified during, or results from the Research Program.

         (cc) "RESEARCH PROGRAM" shall mean the collaborative research program described in Exhibit C conducted at CSHL's facilities under this Agreement under the direction of ** , or of mutually acceptable successors, and funded by Helicon, as subsequently revised or replaced by the Parties upon agreement, for a period of three years, unless it is terminated sooner in connection with the termination of the research conducted under the Collaborative Research and License Agreement, but in no case for a period shorter than two years ("RESEARCH PERIOD"). The Research Period may be extended on a yearly basis upon mutual written agreement; provided that six months' prior written notice has been given by the Party proposing such an extension of the Research Period.

         (dd) "TECHNOLOGY" shall mean all technology used to identify and develop a Compound as a human drug within the frame of the Research Program and shall include all tangible or intangible know-how, inventions (whether or not patentable), data, clinical and preclinical results and any physical, chemical or biological materials that pertain to the development of human therapeutic products, including all laboratory notebooks, research plans, cultures, strains, vectors, genes and gene fragments and their sequences, cell lines, hybridoma cell lines, monoclonal and polyclonal antibodies, proteins and protein fragments, non-protein chemical structures and methods for synthesis, structure-activity relationships, computer models of chemical structures, computer software, assay methodology, processes, materials and methods for production, recovery and purification of natural products, formulas, plans, specifications, characteristics, equipment and equipment designs, marketing surveys and plans, business plans, experience and trade secrets; provided, however that Technology shall not include any of the robotics technology of Helicon, as defined in Exhibit D.

         (ee) "THIRD PARTY" shall mean any Person other than the Parties and/or their respective Affiliates.



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                                    ARTICLE 2
                                RESEARCH PROGRAM

2.1 GENERAL. Subject to the terms and conditions of this Agreement, each of Helicon and CSHL agrees, as of the Effective Date, to undertake and to cause its Affiliates to undertake, the Research Program, and to collaborate in respect thereof in the Field.

2.2 SCOPE. The scope of the Research Program shall be as set forth in Exhibit C, and may be amended from time to time by mutual agreement of the Parties.

2.3      RESEARCH PLAN.

         (a) The plan for the first year of the Research Program is set forth in Exhibit E. The plan for the following year shall be prepared and approved by the Parties before the end of the current year and the plan for each succeeding year shall be prepared and approved by the Parties before the end of the last year covered by any then existing plan. Each plan shall include a budget for the period it covers, which shall set forth the work to be accomplished during each three month segment of that period ("Quarter") and the estimated Funded Amounts to be made available for such Quarter. The budget so created will be in form and detail as the Parties shall determine and shall be completed in time to be included in each Party's internal budgeting process.

         (b) Upon the first anniversary of the Effective Date, Helicon shall have the option to terminate the Research Program by giving six months prior written notice to CSHL.

2.4 EXCLUSIVITY. CSHL agrees that during the Contract Period neither ** , and no person working at CSHL under their direction, shall conduct research sponsored by any commercial organization not a party to this Agreement, if the research relates to the Field, the Initial Identified Target or any Additional Target, unless agreed to by Helicon. If CSHL becomes aware during the Contract Period of an opportunity to sponsor other research having any of the objectives of the Research Program or to engage in such research sponsored by a commercial organization that is not a party to this Agreement, it shall promptly notify Helicon of such opportunity, and Helicon and CSHL shall consider whether such opportunity can be incorporated into the Research Program or otherwise used to further the purposes of the Research Program to their mutual advantage. If, during the Contract Period, CSHL becomes aware of CSHL and/or its Affiliates conducting or sponsoring research or engaging in research sponsored by any commercial organization, and, if the research relates to the Field, the Initial Identified Target or any Additional Target, CSHL shall notify Helicon of such research and Helicon and CSHL shall consider whether such research can be incorporated into the Research Program or otherwise used to further the purposes of the Research Program to their mutual advantage.



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2.5      CONDUCT OF RESEARCH. The research conducted by CSHL shall be directed by the principal investigators designated by CSHL, ** , or by mutually acceptable successors. These principal investigators will cooperate and coordinate with Helicon to develop and implement the Research Plan.

2.6      REPORTS.  During the Research Program, CSHL shall furnish to Helicon:

         (a) summary reports within fifteen days after the end of each three-month period, commencing on the Effective Date, describing its progress under the Research Program; and

         (b) comprehensive written reports within thirty days after the end of each calendar year, describing in detail the work accomplished by it under the Research Program during the year and discussing and evaluating the results of such work.

2.7 MATERIALS. During the Contract Period, Helicon and CSHL shall, upon each other's oral or written request, furnish to each other samples of biochemical, biological or synthetic chemical materials which are part of Helicon Technology, CSHL Technology or Joint Technology and which are necessary for each Party to carry out its responsibilities under the Research Program ("MATERIALS"). To the extent that the quantities of Materials requested by either Party exceed the quantities set forth in the current Research Plan, the requesting Party shall reimburse the other Party for the reasonable costs of such Materials if they are furnished and if reimbursement is requested.

2.8 LABORATORY FACILITIES. CSHL agrees to provide, or cause its Affiliates to provide, suitable laboratory facilities, equipment and personnel for carrying out its obligations under the Research Program and this Agreement.

2.9 PATENT AGREEMENTS. Each of Helicon and CSHL shall require all of its employees, all employees of its Affiliates and all Independent Third Parties involved in, or associated with the Research Program to have executed an agreement for the assignment of inventions.

2.10 FLEXIBILITY. In conducting its research and other obligations under this Agreement, each of Helicon and CSHL shall have and maintain sufficient flexibility to allow a shift in effort and emphasis within the Research Program that will achieve the best results in the ]attainment of the objectives of the Research Program.



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                                    ARTICLE 3
                   COSTS AND EXPENSES OF THE RESEARCH PROGRAM

3.1 CONTRACT PERIOD FUNDING. Helicon shall fund CSHL's total actual research costs in carrying out the Research Plan, plus Allocated Overhead (the "FUNDED AMOUNT"). The Funded Amount shall not exceed ** in the first year of the Contract Period, ** in the second year of the Contract Period, and, in the event the Research Program is extended beyond the Contract Period, ** in the third year, ** in the fourth year, and ** in the fifth year, unless, in each instance, the Parties determine that the above amounts are not sufficient to implement the Research Plan that year, in which event, greater amounts shall be expended during a particular year as determined by the Parties, provided, however, that the aggregate Funded Amount for the five-year period shall not exceed ** .

         (a) Payments shall be made quarterly in advance for work scheduled to be performed by CSHL during any Quarter, against CSHL's invoice for such budgeted amount. Within thirty (30) days of the close of a Quarter, CSHL shall invoice Helicon for the amount actually spent by CSHL during the Quarter (plus Allocated Overhead). If actual expenditures (plus Allocated Overhead) are less than the prepayment, CSHL shall pay Helicon at the date of the invoice the difference between the prepayment and the actual expenditures. If actual expenditures as approved by the Parties exceed the prepayment (and are less than 25% of the maximum for that particular year set forth in
                  Section 3.1), Helicon shall pay CSHL the difference within thirty (30) days of the date of the invoice.

         (b) In the event that the Contract Period or the Research Program is terminated upon six months' prior notice, Helicon shall continue to fund CSHL's actual research costs during such notice period in accordance with this Section 3.1.

         (c) CSHL shall keep for three (3) years from the expiration of this Agreement complete and accurate records of its expenditures of the Funded Amounts received by it. The records shall conform to generally accepted accounting principles as applied to a similar corporation similarly situated. Helicon shall have the right at its own expense during the term of this Agreement and during the subsequent three-year period to obtain from the independent certified public accountant employed by CSHL an audit of said records to verify the accuracy of such expenditures, pursuant to the Research Plan. CSHL shall make its records available for inspection by the independent certified public accountant during regular business hours at the place or places where such records are customarily kept, upon reasonable notice from Helicon, to the extent reasonably necessary to verify the accuracy of the expenditures and required reports. This right of inspection shall not be exercised more than once in any calendar year and not more than once with respect to records covering any specific period of time. Helicon agrees to hold in strict confidence all



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                  information concerning such expenditures, other than their total amounts, and all information learned in the course of any audit or inspection, except to the extent that it is necessary for Helicon to reveal the information in order to enforce any rights it may have pursuant to this Agreement or if disclosure is required by law. The failure of Helicon to request verification of any expenditures before or during the three-year period shall be considered acceptance of the accuracy of the invoices for such expenditures, and CSHL shall have no obligation to maintain any records pertaining to such expenditures beyond the three-year period.

         (d) The Parties agree to use good faith efforts to conduct the research contemplated under this Agreement effectively so as to minimize the expenditures made under this Agreement.


                                    ARTICLE 4
                            CONFIDENTIAL INFORMATION

4.1 PERMITTED USE OF CONFIDENTIAL INFORMATION. Nothing contained herein will in any way restrict or impair any Party's right to use, disclose or otherwise deal with any Confidential Information which:

         (a) later becomes part of the public domain by publication or otherwise through no breach of this Agreement by the Party receiving such information;

         (b) is information which is required to be included in patent applications filed under Article 5 or required to be provided to a government agency in order for Helicon to obtain approvals to market Products, or for CSHL to make a Product for Helicon hereunder; provided, however, that Helicon Confidential Information or CSHL Confidential Information shall not be disclosed in any such patent application or otherwise without the prior written consent of the other Party, which consent shall not be unreasonably withheld; or

         (c) is information required to be disclosed by law or by a court order, in each of which cases the disclosing Party shall timely inform the other and use its best efforts to limit the disclosure and maintain confidentiality to the extent possible and will permit the other Party to limit such disclosure.

4.2      TREATMENT OF CONFIDENTIAL INFORMATION.

         (a) Subject to the disclosure obligations set forth in Sections 4.1, 4.2 and 4.3 and publication rights set forth in Section 4.4, (i) Helicon agrees that during the period of the Research Program and for five (5) years thereafter, it will keep confidential, and will cause its Affiliates to keep confidential, all CSHL Confidential Information, nor shall Helicon or any of its Affiliates use CSHL Confidential Information except as expressly permitted in this Agreement and (ii) CSHL agrees that during the period of the Research Programs and for five (5) years thereafter, it will keep confidential, and will cause its Affiliates to keep confidential, all Helicon


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                  Confidential Information, nor shall CSHL or any of its
                  Affiliates use Helicon Confidential Information except as expressly permitted in this Agreement.

         (b) Subject to Sections 4.1, 4.2, 4.3, and 4.4, Helicon and CSHL acknowledge that the CSHL Confidential Information and Helicon Confidential Information is highly valuable, proprietary, confidential information, and each Party agrees that any disclosure of the other Party's Confidential Information to any officer, employee, agent, consultant or of any of its Affiliates shall be made only if and to the extent necessary to carry out its responsibilities under this Agreement and shall be limited to the maximum extent possible consistent with such responsibilities. Each Party agrees not to disclose the other's Confidential Information to any Independent Third Parties (other than consultants) under any circumstance without written permission. Each Party shall take such action, and shall cause its Affiliates to take such action, to preserve the confidentiality of each other's Confidential Information as they would customarily take to preserve the confidentiality of their own confidential information.

4.3      PRESS RELEASES AND ANNOUNCEMENTS

         (a) Neither Helicon or CSHL shall, and CSHL and Helicon shall cause their Affiliates not to, issue any press release or other public announcement relating to or disclosing this Agreement, any amendment thereto, any performance hereunder, any Confidential Information (other than its own Confidential Information) without the prior written consent of the other Party (which shall not be unreasonably withheld), except where such announcements or press releases are required by law for the purposes of securing the registration of, and or governmental approval to market any Products, or for the procurement of a Joint Patent. Notwithstanding the foregoing, each Party shall have the right to disclose the existence of this Agreement in any prospectus, offering memorandum or other document or filing required by applicable securities laws or other applicable law or regulation.

         (b) Where a press release or public announcement is required by law, the Party required to disclose Confidential Information shall inform the other Party and provide it with a copy of any such press release or public announcement prior to release.

         (c) Each of Helicon and CSHL shall inform the other Party of any Confidential Information which it is required to disclose.

         (d) Helicon shall not use the name "Cold Spring Harbor Laboratory," "CSHL," or any affiliate thereof or any variant of such names, in any advertising, packaging (except for customary technical reference) or other promotional material in connection with the sale of any Product.

4.4 PUBLICATIONS. Notwithstanding the provisions of Sections 4.1, 4.2 and 4.3, a Party or its Affiliates may submit the results obtained in the course of the Research Program for scientific publication subject to the following restriction:


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         (a)      The Party intending to publish, directly or indirectly, shall provide the other Party with a copy of the manuscript (including any abstract) for any proposed publication or presentation no later than thirty (30) days (or, in the event of a manuscript relating to gene biology, sixty (60) days) before the submission of such proposed publication or presentation to a journal, editor or other Independent Third Party for the purpose of review and comment and to enable the Parties to take appropriate action regarding patent protection for any inventions or improvements described in such manuscripts.

4.5 CONTRACTS WITH INDEPENDENT THIRD PARTIES. If Helicon or CSHL or any of their Affiliates, enters into any contract with an Independent Third Party involving disclosure of Confidential Information (other than its own Confidential Information), it shall first obtain the approval of the other Party (which will give due consideration to academic concerns), and, after signing, provide a copy of such contract to the other Party. Helicon's concerns regarding confidentiality will be satisfied if a transfer by CSHL or its Affiliates is to an academic, non-commercial collaborator who agrees in writing to abide by the confidentiality provisions of this Agreement.

4.6      RESTRICTIONS ON TRANSFERRING MATERIALS.

         (a) Helicon and CSHL recognize that the Materials represent valuable commercial assets. Therefore, throughout the Contract Period and for five (5) years thereafter, each of CSHL and Helicon agree not to transfer to any Third Party any such Materials which constitute Technology owned solely by the other Party to the Agreement. Additionally, throughout the Contract Period and for six (6) months thereafter, CSHL and Helicon agree not to transfer to any Third Party any Materials which are part of Joint Technology, unless prior consent for any such transfer is obtained from the other Party, which consent shall not be unreasonably withheld, and unless such Third Party agrees as a condition of any such transfer not to transfer the Materials further and to use the Materials only for research purposes not directed toward the development of Products. However, notwithstanding the foregoing, the Parties may furnish each other's Materials under commercially reasonable terms to Independent Third Parties, so long as such Independent Third Parties are recognized by the United States Internal Revenue Service as not-for-profit entities and so long as such Independent Third Parties have agreed to utilize the Materials only for research purposes and to keep such Materials confidential for five years after receiving them from a Party, by taking such action, and causing its Affiliates to take such action, to preserve the confidentiality of such Materials as they would customarily take to preserve the confidentiality of their own confidential information.

         (b) Title to Materials and other tangible assets arising resulting from the Research Program shall be with CSHL, except that proprietary Materials contributed by Helicon and any new Materials derived from or incorporating any Helicon Confidential Information shall remain the property of Helicon. Any deposit in a public depository of biological materials resulting from the Research Program shall be made only with the consent of each Party, except as required in the prosecution of a patent application.


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
         (c) Any provision herein to the contrary notwithstanding, in no event shall Helicon be required to furnish to CSHL any Helicon Confidential Information or any Material incorporating any Helicon Confidential Information, regardless of the incorporation of biological materials therein.


                                    ARTICLE 5
                          INTELLECTUAL PROPERTY RIGHTS

5.1 GENERAL. The following provisions relate to inventions and know-how developed, directly or indirectly through Affiliates, by Helicon or CSHL or Helicon and CSHL, jointly, in the course of carrying out the Research Program.

5.2 RESEARCH. Except for Joint Technology, all Technology, information, data, discoveries and inventions arising from programs of research carried out by CSHL and its Affiliates, on the one hand, or by Helicon and its Affiliates, on the other hand, and all intellectual property rights relating thereto shall be the exclusive property of CSHL or Helicon and their Affiliates, as the case may be, and shall be returned to such Party upon termination of this Agreement, except as otherwise provided in this Agreement. Joint Technology shall be jointly owned by the Parties.

5.3 CSHL FILING, PROSECUTION AND MAINTENANCE. CSHL shall have the exclusive right and obligation:

         (a) to file applications for letters patent on any patentable invention included in CSHL Technology, or in Joint Technology which relate to cell lines, cloning of cell lines and methodologies for determining the effect of Compounds on biochemical processes; provided, however, that CSHL shall provide to Helicon copies of all patent applications prior to filing for the purpose of obtaining substantive comment of Helicon patent counsel, consult with Helicon regarding countries in which such patent applications should be filed, and shall file patent applications in those countries where Helicon requests that CSHL file; and further provided, that CSHL, at its option and expense, may file in countries where Helicon does not request that CSHL file;

         (b) to prosecute all pending and new patent applications within CSHL Technology, or Joint Technology which relate to cell lines, cloning of cell lines and methodologies for determining effect of Compounds on biochemical processes, and to respond to oppositions filed by Third Parties against the grant of letters patent for such applications, provided that CSHL shall also provide to Helicon copies of all essential documents relating to prosecution of all patent applications and/or oppositions filed by Third Parties in a timely manner for the purpose of obtaining substantive comment of Helicon patent counsel;

         (c) to maintain in force any patent applications and letters patent included in CSHL Patents or Joint Patents which CSHL has filed and is prosecuting by duly filing all necessary papers and paying any fees required by the patent laws of the particular


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
                  country in which such patent applications were filed or letters patent were granted; and

         (d) to notify Helicon in a timely manner of any decision to abandon a pending patent application or an issued patent included in CSHL Patents or Joint Patents which CSHL has filed and is prosecuting. Thereafter, Helicon shall have the option, at its expense, of continuing to prosecute any such pending patent application or of keeping the issued patent in force.

5.4 HELICON FILING, PROSECUTION AND MAINTENANCE. Helicon shall have the exclusive right and obligation:

         (a) to file applications for letters patent on any patentable invention included in Helicon Technology, or in Joint Technology other than those under Section 5.3 which relate to new Compounds and new therapeutic uses or manufacturing processes of known Compounds; provided, however, that Helicon provide to CSHL copies of all patent applications prior to filing for the purpose of obtaining substantive comment of CSHL patent counsel, consult with CSHL regarding countries in which such patent applications should be filed, and shall file patent applications in those countries where CSHL requests that Helicon file; and further provided, that Helicon, at its option and expense, may file in countries where CSHL does not request that Helicon file;

         (b) to prosecute all pending and new patent applications involving Helicon Technology, or Joint Technology which relate to new Compounds and new therapeutic uses or manufacturing processes of known Compounds, and to respond to oppositions filed by Third Parties against the grant of letters patent for such applications; provided that Helicon shall also provide to CSHL copies of all essential documents relating to prosecution of all patent applications and/or oppositions filed by Third Parties in a timely manner for the purpose of obtaining substantive comment of CSHL patent counsel;

         (c) to maintain in force any patent applications and letters patent included in Helicon Patents or Joint Patents which Helicon has filed and is prosecuting by duly filing all necessary papers and paying any fees required by the patent laws of the particular country in which such patent applications were filed or letters patent were granted; and

         (d) to notify CSHL in a timely manner of any decision to abandon a pending patent application or an issued patent included in Helicon Patents or Joint Patents which Helicon has filed and is prosecuting. Thereafter, CSHL shall have the option, at its expense, of continuing to prosecute any such pending patent application or of keeping the issued patent in force.

5.5 JOINT FILING, PROSECUTION AND MAINTENANCE. Helicon and CSHL shall be jointly responsible for taking all necessary actions to obtain, sustain and enforce patent protection for Joint Technology other than those under Sections 5.2 and 5.3 [excluding patent applications outside the Field] including, without derogation from the foregoing:


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
         (a) filing applications for patents on any patentable inventions included within Joint Technology other than those under Sections 5.2 and 5.3; provided that any Party wishing to file such application shall inform the other Party regarding countries in which such applications should be filed and shall provide the other Party with copies of all patent applications prior to filing for the purpose of obtaining substantive comment of the other Party's patent counsel;

         (b) prosecuting all pending and new patent applications regarding Joint Patents other than those under Sections 5.2 and 5.3 and responding to opposition or any other form of action for invalidity or revocation of Joint Patents other than those under Section 5.2 and 5.3 filed by Independent Third Parties against the grant of patents for such applications;

         (c) maintaining in force any patents included within Joint Patents other than those under Sections 5.2 and 5.3 by duly filing all necessary papers and paying any fees required by the patent laws of the particular country in which such patents were granted; and

         (d) conferring with each other with respect to the appropriate response to any assertion that Joint Patents infringe upon patents of Independent Third Parties.

         Each Party undertakes to provide all necessary assistance to the other Party to achieve the objectives of this Section 5.5. Both Parties shall continue, through patent agents, to prosecute and maintain all relevant patent property, relating to Technology within the Field in full consultation with each other. Each Party shall keep the other Party informed as to all developments with respect to Joint Patents by copying all documents and correspondence related to such protection and maintenance.

         If the Party who filed it decides to abandon a patent application or an issued patent included within Joint Patents, the other Party shall have the option, at its expense, of continuing to prosecute any such patent application or of keeping the issued patent in force. If a Party elects to file, at its own expense, patent applications in respect of Joint Patents in countries in which the other Party has elected not to join in filing, such Party shall have the unrestricted right to negotiate licenses with Independent Third Parties in such nonelected countries or exploit it directly.

5.6 PATENT EXPENSES AND COUNSEL. Helicon shall reimburse CSHL for its reasonable out-of-pocket fees, expenses and disbursements in connection with the prosecution of patent applications, and the issuance, maintenance and extension of patents under Sections 5.3 and 5.5. The parties shall retain mutually acceptable patent counsel.

5.7 PATENT EXTENSIONS. In the event any patent in the Joint Patents, CSHL Patents or Helicon Patents is eligible for extension or Supplementary Protection Certificate, the Parties shall determine for which patents, applications for extension shall be filed.


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
5.8 INFRINGEMENT. Each Party shall promptly inform the other Party in writing of any suspected, alleged or threatened infringement of any Helicon Patents, CSHL Patents or Joint Patents of which it becomes aware.

         (a) With respect to Helicon Patents which are not also Joint Patents, Helicon shall have the right but not the obligation to bring, at Helicon's expense and in its sole control an appropriate action against any Person or entity infringing the Helicon Patent. If Helicon does not bring such action within forty-five (45) days of notification thereof, CSHL shall have the right, but not the obligation, to bring at CSHL's expense and in its sole control, such appropriate action.

         (b) With respect to CSHL Patents which are not also Joint Patents, CSHL shall have the right but not the obligation to bring, at CSHL's expense and in its sole control an appropriate action against any Person or entity infringing the CSHL Patent. If CSHL does not bring such action within forty-five (45) days of notification thereof, Helicon shall have the right, but not the obligation, to bring at Helicon's expense and in its sole control, such appropriate action.

         (c) With respect to third party infringement of Joint Patents which are neither Helicon Patents nor CSHL Patents, the Parties shall confer and take such action and allocate expenses and recoveries in such manner, as they may agree. In the absence of agreement, the rules applicable to Helicon Patents which are not also Joint Patents shall apply to the Joint Patent in question.

         (d) Any Party not bringing an action under this Section, if it so desires, may also be represented by separate counsel of its own selection, the fees for which counsel shall be paid by it; but such Party shall fully cooperate with the Party bringing such action. The Party which is not in control of any action brought pursuant to this Section may elect to contribute fifty percent of the costs of litigation against such third party infringer by providing written notice to the controlling Party within ninety days after such action is first brought. If the non-controlling Party elects to bear fifty percent of such litigation costs it shall receive fifty percent of any damage award or settlement resulting from such action. If the non-controlling Party does not elect to share such litigation costs it shall not participate in any damage award or settlement resulting from such action.

         (e) Should either Party commence a suit under the provisions of this Section 5.8 and thereafter elect to abandon such suit, the abandoning Party shall give timely notice to the other Party who may, if it so desires, continue prosecution of such suit, provided that the sharing of expenses and any recovery in such suit shall be as agreed upon between both Parties.

5.9 DISCLOSURE OF INVENTIONS. Each Party shall promptly inform the other Party about all inventions concerning the Initial Identified Target and/or any Additional Target that are conceived, made or developed in the course of carrying out the Research Program by employees or Affiliates of, or consultants to, that Party solely, or jointly with employees or Affiliates of, or consultants to the other Party. This Agreement shall not be construed to


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
         obligate a Party to disclose to the other Party any invention which does not concern the Field.

5.10 GRANT OF LICENSE. Subject to Section 5.12 and to any rights held by the National Institutes of Health (including without limitations rights pursuant to 37 C.F.R. Part 401), CSHL hereby grants to Helicon a perpetual, worldwide, royalty-free, exclusive license, including the right to sublicense, under the CSHL Patents, the CSHL Improvements and CSHL rights in the Joint Technology to develop, make, have made, use, and sell Products. In addition, subject to Section 5.12 and to any rights held by the National Institutes of Health (including without limitations rights pursuant to 37 C.F.R. Part 401), CSHL hereby grants to Helicon a perpetual, worldwide, royalty-free, non-exclusive license, including the right to sublicense, under the CSHL Technology to develop, make, have made, use, and sell Products. CSHL retains the right to make and use the CSHL Technology, the CSHL Patents, the CSHL Improvements and CSHL rights in the Joint Technology for research and educational purposes. CSHL represents and warrants to Helicon that it has the right to grant the licenses granted hereunder, and that the licenses so granted do not conflict with or violate the terms of any agreement between it and any Independent Third Party.

5.11     GRANTS OF SUBLICENSES. If Helicon grants a sublicense pursuant to this
         Article 5, Helicon shall guarantee that any sublicensee fulfills all of Helicon's obligations under this Agreement. Helicon shall provide CSHL with copies of all such sublicenses.

5.12 RIGHTS TO PRODUCT IMPROVEMENTS. Notwithstanding Section 5.10, with respect to CSHL Improvements which are developed during the three-year period following the termination of the Research Program, Helicon shall acquire a perpetual, exclusive (nonexclusive in the countries of the world in which this section might otherwise be deemed to violate restrictive trade practices laws), worldwide, royalty-free license in and to such Improvements but only to the extent necessary to guarantee that Helicon can fully enjoy all the rights granted to it pursuant to
         Article 5 with respect to the use of CSHL Technology and CSHL Improvements developed in the course of the Research Program to develop, make, have made, use and sell Products; provided, however, that with regard to any Improvements made by CSHL resulting from research conducted under the Collaborative Research and License Agreement, such license shall be granted with respect to any such Improvements developed during the five-year period following termination of the Research Program. CSHL retains the right to make and use the CSHL Improvements for research and educational purposes. CSHL shall promptly and fully notify Helicon of any such CSHL Technology developed after the termination of the Research Program.

5.13 LICENSES UPON TERMINATION. Upon termination of this Agreement pursuant to Section 7.1, Helicon shall grant CSHL a perpetual, worldwide, royalty-free, non-exclusive license under Helicon's rights in the Joint Technology for research purposes only.

5.14 DEFENSE OF INFRINGEMENT CLAIMS. If CSHL or Helicon, or any of their respective licensees or their customers, shall be sued by a Third Party for infringement of a patent because of the research, development, manufacture, use or sale of Products, the Party which has been sued shall promptly notify the other in writing of the institution of such suit. CSHL shall give to Helicon all authority (including the right to exclusive control of the defense of any such suit, action, or proceeding and the exclusive right to compromise, litigate, settle, or


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         otherwise dispose of any such suit, action, or proceeding), information and assistance necessary to defend or settle any such suit, action, or proceeding. Helicon shall bear the expenses of such defense, including the amount of any settlement, or any final judgment finding infringement.

5.15 HOLD HARMLESS. CSHL agrees to defend, protect, indemnify, and hold harmless Helicon and any sublicensee of Helicon, from and against any loss or expense arising from any proven claim of a Third Party that it has been granted rights by CSHL, and that Helicon or any sublicensee of Helicon in exercising their rights granted to Helicon by CSHL pursuant to this Agreement, has infringed upon such rights granted to such Third Party by CSHL. Helicon agrees to defend, protect, indemnify, and hold harmless CSHL from and against any liability, claim, loss, cost, or expense arising from any claim for product liability based upon Helicon's manufacture, use, or sale of any Product. At the time a Product is introduced commercially, Helicon shall obtain and maintain product liability insurance in amounts customary to protect against liabilities associated with the manufacture, use or sale of pharmaceutical products.

5.16 THIRD PARTY LICENSES. If Helicon determines that the manufacture, use, or sale by Helicon of a Product in any country would infringe a patent owned by a Third Party, Helicon and CSHL shall attempt to obtain a license under such patent. If either Helicon or CSHL is of the opinion that such manufacture, use, or sale would not infringe such patent owned by a Third Party, Helicon may, at its election and expense, bring suit against such Third Party seeking a declaration that such patent is invalid or not infringed by Helicon's manufacture, use or sale of Product, or may bring opposition, nullity, or other proceedings against such patent, as appropriate. If Helicon is unsuccessful in such suit, it shall join CSHL in an attempt to obtain a license under such patent.


                                    ARTICLE 6
                        DEVELOPMENT AND COMMERCIALIZATION

6.1 GENERAL INTENT. CSHL and Helicon affirm their intent to comply with applicable regulations relating to inventions developed under GPR.

6.2 INCENTIVE TO COMMERCIALIZE. CSHL has determined that the licenses it grants under this Agreement are necessary as an incentive for commercial development by Helicon of the intellectual property licensed.

6.3 OBLIGATION TO COMMERCIALIZE. Helicon shall use reasonably diligent efforts to commercialize Products.

6.4 TECHNICAL ASSISTANCE. CSHL shall provide to Helicon or any Affiliate or sublicensee of Helicon, at Helicon's request and expense, any assistance reasonably necessary to enable Helicon or such Affiliate or sublicensee to manufacture, use, or sell each Product and to enjoy fully all the rights granted to Helicon pursuant to this Agreement.

6.5 REPORTS. Helicon shall provide CSHL with a written annual report regarding the development, commercial use or intended use of all intellectual property licensed hereunder


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
         on or before February 28 in each year during the Research Program and while any CSHL Patents or Joint Patents are effective or any applications are pending for CSHL Patents or Joint Patents.

6.6 REVERSION OF RIGHTS. If Helicon elects to discontinue development of a Product to its commercialization or if a sublicense for a Product is terminated, and if that Product does not serve essentially the same function as a Product which Helicon has elected to develop, is in the process of developing, or has developed, to commercialization or which Helicon has sublicensed, then Helicon shall so notify CSHL, and all rights granted hereunder to that Product shall revert to CSHL on terms to be mutually agreed, including the payment of royalties to Helicon.


                                    ARTICLE 7
                 TERM, EXTENSION, TERMINATION AND DISENGAGEMENT

7.1 TERM. Unless sooner terminated or extended, this Agreement shall expire at the end of the Research Program, except that the licenses granted in
         Article 5 shall continue.

7.2 EVENTS OF TERMINATION. The following events shall constitute events of termination (each an "EVENT OF TERMINATION"):

         (a) Failure by one Party to comply with any of its obligations contained in this Agreement shall entitle the other Party to give the Party in default written notice in order to cure such default. If such default is not remedied within sixty days after receipt of such notice, the notifying Party shall be entitled without prejudice to any and all rights conferred to it by this Agreement, to terminate this Agreement by giving notice with immediate effect. The right of either Party to terminate this Agreement as provided shall not be affected in any way by its waiver of or failure to take actions with respect to any previous default.

         (b) CSHL or Helicon makes an assignment for the benefit of its creditors, becomes insolvent, files a petition in bankruptcy, petitions or applies to any tribunal for the appointment of a custodian, receiver or any trustee for it or a substantial part of its assets, or commences any proceeding under any bankruptcy, reorganization, arrangement, readjustment of debt, dissolution or liquidation law or statute of any jurisdiction, whether now or hereafter in effect; or if there has been filed any such petition or application against CSHL or Helicon, or any such proceeding has been commenced against it, in which an order for relief is entered or which remains undismissed for a period of sixty (60) days or more; or CSHL or Helicon CSHL or Helicon by any act or omission indicates its consent to, approval of or acquiescence in, any such petition, application or proceeding or order for relief or the appointment of a custodian, receiver or any trustee for it or any substantial part of any of its properties, or is the subject of any such custodianship, receivership or trusteeship that continues undischarged for a period of sixty (60) days or more.


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                                    ARTICLE 8
                           CONSEQUENCES OF TERMINATION

8.1 TERMINATION UPON THE OCCURRENCE OF AN EVENT OF TERMINATION. Upon the occurrence of any Event of Termination set forth in Section 7.2, for a period of sixty (60) days from the date of the occurrence of any Event of Termination, the Parties shall negotiate in good faith to resolve the issue in a mutually agreeable manner, and if the Parties are unable to resolve the issue, then the Party not responsible for such Event of Termination may, by notice to the other Party, terminate this Agreement. If Helicon terminates this Agreement pursuant to this Section, the license provided in Article 5 shall continue. If CSHL terminates this Agreement pursuant to this Section, the license provided in Article 5 shall also terminate.

8.2 SURVIVAL OF OBLIGATIONS: RETURN OF CONFIDENTIAL INFORMATION. Notwithstanding any termination of this Agreement, the obligations of the Parties with respect to the protection and nondisclosure of Confidential Information, including those set forth in Article 4, shall survive and continue to be enforceable. Upon any termination of this Agreement, each Party shall promptly return to the other Party all of that other Party's Confidential Information, and all copies thereof. CSHL and Helicon acknowledge that after termination of this Agreement each Party will be free to use its own Confidential Information and Technology without restriction.


                                    ARTICLE 9
                         REPRESENTATIONS AND WARRANTIES

9.1 REPRESENTATIONS AND WARRANTIES. Each of Helicon and CSHL represents and warrants as follows:

         (a) GOOD STANDING. It is a corporation duly organized, validly existing and is in good standing under the laws of its jurisdiction of incorporation and has all requisite power and authority, corporate or otherwise, to conduct its business as now being conducted, to own, lease and operate its properties and to execute, deliver and perform this Agreement.

         (b) PROPER AUTHORIZATION. The execution, delivery and performance of this Agreement have been duly authorized by all necessary corporate action and do not and will not (i) require any consent or approval of its stockholders, (ii) violate any provision of any law, rule, regulation, order, writ, judgment, injunction, decree, determination or award presently in effect having applicability to it or any provision of its charter or By-Laws, or (iii) result in a breach of or constitute a default under any material agreement, mortgage, lease, license, permit or other instrument or obligation to which it is a Party or by which it or its properties may be bound or affected.

         (c) BINDING AGREEMENT. This Agreement is a legal, valid and binding obligation of it, enforceable against it in accordance with its terms and conditions, except as such enforceability may be limited by applicable bankruptcy, insolvency, moratorium,


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
                  reorganization or similar laws, from time to time in effect, affecting creditors' rights generally.

         (d) ABSENCE OF CONFLICT. It is not under any obligation to any Person, contractual or otherwise, that is conflicting or inconsistent in any respect with the terms of this Agreement or that would impede the diligent and complete fulfillment of its obligations hereunder.

         (f) TITLE. Each of Helicon and CSHL for itself represents it has and will maintain for the duration of this Agreement good and marketable title to or valid leases or licenses for, all of its properties, rights and assets, excluding patent property, to be used in the fulfillment of its responsibilities under the Research Program, subject to no claim of any third party other than the relevant lessors or licensors.


                                   ARTICLE 10
                                    COVENANTS

10.1 AFFIRMATIVE COVENANTS OTHER THAN REPORTING REQUIREMENTS. Throughout the term of this Agreement, each of Helicon and CSHL shall:

         (a) Comply in all material respects with the requirements of all applicable laws, rules, regulations and orders of any government authority to the extent necessary to conduct the Research Program;

         (b) Maintain and preserve all of its properties, rights and assets to be used in the proper conduct of the Research Program in good working order and condition in accordance with the general practice of other companies of similar size and character; and

         (c) Conduct all experiments related to the Research Program and maintain all facilities used in connection therewith in accordance with Medical Research Council Guidelines, where applicable, and with all applicable federal, state, and local environmental requirements.

                                   ARTICLE 11
                               DISPUTE RESOLUTION

11.1 ARBITRATION. In the event Helicon and CSHL cannot agree on any matter requiring agreement between the Parties, the matter of differences shall be determined by arbitration. Arbitration shall be conducted under the Commercial Arbitration Rules of the American Arbitration Association by one (1) Person appointed by the Parties or, if the Parties cannot agree within thirty (30) days following notification by one Party that it wishes to refer a matter to arbitration, by such Person empowered by the American Arbitration Association to so appoint an arbitrator. Arbitration shall take place in a location agreed to by the Parties, or absent such agreement, chosen by the arbitrator. The decision of the arbitrator shall be final and binding on both Parties. The fees and expenses of the arbitrator shall be borne equally by the Parties.


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11.2     LITIGATION. In the event of a judicial proceeding concerning the construction, compliance with or enforcement of the terms and conditions of this Agreement, the Parties expressly submit to the jurisdiction and competence of the federal and state courts in the State of New York, and expressly waive any other judicial forum or venue to which they may be entitled by reason of domicile, residence or otherwise. This submission by the Parties to the jurisdiction and competence of the courts in the State of New York shall in no way prejudice or affect the right of either Party to enforce any judgment or any arbitral award in any court of competent jurisdiction, wherever located.


                                   ARTICLE 12
                                     NOTICES

12.1 NOTICES. Any notice, statement, payment or other document required to be given hereunder shall be in writing and shall be given either personally, by mailing the same, postage prepaid, by certified or registered mail (return receipt requested), in the absence of an actual or apprehended disruption of mail service or delivered by telecopier addressed as follows, or to such other addresses as may be designated from time to time by notice given, in the manner provided in this
         Article 12.

         If to Helicon:             Helicon Therapeutics, Inc.
                                    106 Charles Lindbergh Boulevard
                                    Uniondale, New York  11553

                                    Attention: Chief Executive Officer
                                    Telecopier: (516) 222-0114


         If to CSHL:                Cold Spring Harbor Laboratory
                                    Hershey Building
                                    One Bungtown Road
                                    Cold Spring Harbor, New York  11724

                                    Attention:       Timothy Tully, Ph.D. and
                                                     John Maroney, Assistant
                                                     Administrative Director
                                    Telecopier: (516) 367-8855


Notices given personally shall be deemed given as of the date delivered. Notices given by telecopier shall be deemed given on the first business day following the date of transmission. Mailed notices shall be deemed given on the fifth business day following the date of such mailing.

                                   ARTICLE 13
                                  MISCELLANEOUS

13.1 BINDING EFFECT. This Agreement shall be binding upon and inure to the benefit of the Parties hereto and their respective legal representatives, successors and permitted assigns.

13.2 HEADINGS. The headings contained in this Agreement are for convenience of reference only and do not form a part of this Agreement, and no construction or inference shall be derived therefrom.

13.3 ENTIRE AGREEMENT. This Agreement and the documents and other agreements referred to herein or signed concurrently herewith set forth the entire agreement and understanding of the Parties.

13.4 SEVERABILITY. In the event that any provision of this Agreement is held by a court of competent jurisdiction to be unenforceable because it is invalid or in conflict with any law of any relevant jurisdiction, the validity of the remaining provisions shall be construed and enforced as if the Agreement did not contain the particular provisions held to be unenforceable.

13.5 COUNTERPARTS. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

13.6 AMENDMENT, WAIVER, ETC. This Agreement may be amended, modified, superseded or canceled, and any of the terms hereof may be waived, only by a written instrument executed by each Party hereto or, in the case of waiver, by the Party or Parties waiving compliance. The delay or failure of any Party at any time or times to require performance of any provision hereof shall in no manner affect the rights at a later time to enforce the same. No waiver by any Party of any condition or of the breach of any term contained in this Agreement, whether by conduct or otherwise, in any one or more instance, shall be deemed to be, or construed as, a further or continuing waiver of any such condition or of the breach of such term or any other term of this Agreement.

13.7 FORCE MAJEURE. In the event that either Party is prevented from or is unable to perform any of its obligations under this Agreement due to any act of God, fire, casualty, flood, war, strike, lockout, failure of public utilities, injunction of any act, exercise, assertion or requirement of governmental authority, including any governmental law, order, or regulation permanently or temporarily prohibiting or reducing the level of research and development work hereunder, epidemic, destruction of production facilities, riots, insurrection, inability to procure or use materials, labor, equipment, transportation or energy sufficient to meet experimentation needs, or any other cause beyond the reasonable control of the Party invoking this Article 13 if such Party shall have used its best efforts to avoid such occurrence, such Party shall give notice to the other Party in writing promptly, and thereupon the affected Party's performance shall be excused and the time for performance shall be extended for the period of delay or inability to perform due to such occurrence.

13.8 INDEPENDENT CONTRACTOR. Nothing in this Agreement shall be construed as constituting both Parties as partners or joint venturers with respect to this Agreement. Both Parties are independent contractors under this Agreement.

13.9 ASSIGNMENT AND SUCCESSORS. This Agreement and the rights and interests hereunder may not be assigned by either Party in whole or in part except to an Affiliate, a purchaser of all or substantially all of the assets of a Party or to any successor corporation resulting from any merger or consolidation of either Party with or into such corporation.

13.10 GOVERNING LAW. This Agreement shall be construed and interpreted in accordance with the laws of the State of New York.


IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be executed as a sealed instrument in their names by their properly and duly authorized representatives as of the date first written above.


                                       HELICON THERAPEUTICS, INC.

                                       By: /s/
                                          --------------------------------------


                                       By:
                                          --------------------------------------


                                       COLD SPRING HARBOR LABORATORY


                                       By: /s/
                                          --------------------------------------

                                    EXHIBIT A


     PROPRIETARY TECHNOLOGY HELD THROUGH LICENSE FROM ONCOGENE SCIENCE, INC.


                                       **














---------------
** This portion has been redacted pursuant to a request for confidential treatment.

                                    EXHIBIT B


 PROPRIETARY TECHNOLOGY HELD THROUGH LICENSE FROM COLD SPRING HARBOR LABORATORY


                                       **






















---------------
** This portion has been redacted pursuant to a request for confidential treatment.

                                    EXHIBIT C


                                RESEARCH PROGRAM



                                       **













---------------
** This portion has been redacted pursuant to a request for confidential treatment.

                                    EXHIBIT D


                   ONCOGENE SCIENCE, INC. ROBOTICS TECHNOLOGY


Helicon's robotics technology consists of the know-how which is embodied in Helicon's robotics equipment.

Helicon does not grant to Roche any rights under Helicon's robotics technology, and Helicon will have no obligation to and Roche will have no right to request that Helicon provide Roche with any access to any equipment embodying Helicon's robotics technology. In particular, Helicon will not assemble at Roche's premises or deliver to Roche's premises, any equipment embodying Helicon's robotics technology.

                                    EXHIBIT E


                            FIRST YEAR RESEARCH PLAN


                                       **

















---------------
** This portion has been redacted pursuant to a request for confidential treatment.

                                    EXHIBIT G

              LICENSE AGREEMENT BETWEEN HELICON THERAPEUTICS, INC.
                        AND COLD SPRING HARBOR LABORATORY


         This LICENSE AGREEMENT, made the _____ day of ______________, 1997, by and between Cold Spring Harbor Laboratory ("CSHL"), a New York non-profit corporation having its principal place of business at Hershey Building, One Bungtown Road, Cold Spring Harbor, New York 11724, and Helicon Therapeutics, Inc. ("Company"), a Delaware corporation, having its principal place of business at 106 Charles Lindbergh Boulevard, Uniondale, New York 11553.

         WHEREAS, the Company was organized to discover, develop and market pharmaceutical products; and

         WHEREAS, CSHL is engaged in basic research relating to genes associated with long term memory; and

         WHEREAS, the Company wishes to obtain the use of certain proprietary technology controlled by CSHL for identifying the effect of compounds on genes and gene expression which is useful in the process of developing products for the treatment and prevention of human disease; and

         NOW, THEREFORE, in consideration of the agreements and covenants herein and for other valuable consideration, receipt of which is hereby acknowledged, it is mutually agreed and covenanted by and among the parties to this Agreement that:

1.       Licenses.

         a. Subject to any rights held by the National Institutes of Health ("NIH") (including without limitations rights pursuant to 37 C.F.R. Part 401), CSHL hereby grants to the Company a world-wide, ** , exclusive license for a period of ten years, beginning as of the date of the issuance of Preferred Stock ("Preferred Stock"), $.01 par value per share, by the Company to CSHL pursuant to paragraph 5 of this Agreement, in the Field ("long term memory and modulation of CREB ** activity in synaptic plasticity"), to use and to commercialize the technology which is the subject of patent applications numbers as set forth in Exhibit 1 hereto ("Applications") [and certain other technology, all] covering a method of cloning and characterizing genes associated with long-term memory.



---------------
** This portion has been redacted pursuant to a confidential treatment request.

                  However, if any patent or patents ("Patents") are issued as the result of the Applications or divisionals or continuations of the Applications, the rights granted under this paragraph 1(a) will terminate as to the territory within the scope of the Patents and the provisions of paragraph 1(b) below shall apply.

         b. Subject to any rights held by NIH (including without limitations rights pursuant to 37 C.F.R. Part 401), CSHL hereby grants to the Company a ** , exclusive license, for a period beginning on the date of the first issuance of the Patents and terminating on the date of the last expiration of the Patents, in the Field, to use and commercialize the "Patent Rights," which are (i) all Patents issued from the Applications or from divisionals or continuations of the Applications, (ii) all claims of United States and foreign continuation-in-part applications and patents which are directed to subject matter specifically described in the Applications, (iii) all claims of all foreign patent applications and patents which are directed to subject matter specifically described in the United States patents and/or patent applications described in (i) or (ii), and (iv) any reissues or reexaminations; or United States patents described in (i), (ii) or (iii).

         c. The licenses granted in paragraphs 1(a) and 1(b) may by mutual agreement be extended on a case by case basis.

         d. CSHL retains the right to make and use the technology and Patent Rights licensed in paragraphs 1(a) and 1(b) for research and educational purposes.

2. CSHL shall have the exclusive right and obligation (a) to prosecute the Applications and to respond to oppositions filed by third parties against the grant of letters patent for the Applications, (b) to maintain in force the Patents by filing all necessary papers and paying any fees required by the patent laws of the particular country in which the Patents were granted, and (c) to notify the Company in a timely manner of any decision to abandon an Application or a Patent. The Company will reimburse CSHL for its reasonable out-of-pocket fees, expenses and disbursements in connection with the prosecution of the Applications, and the issuance, maintenance and extension of the Patents. The total costs incurred in these activities by CSHL as of December 31, 1996 is ** the Company will reimburse CSHL the sum of ** for the costs incurred as of December 31, 1996 within 30 days after the date of the issuance of the Preferred Stock by the Company to CSHL pursuant to paragraph 5 of this Agreement.



---------------
** This portion has been redacted pursuant to a confidential treatment request.

         During the term of the Agreement, CSHL will provide quarterly statements to the Company of the costs incurred in connection with the prosecution of the Applications, and the issuance, maintenance and extension of the Patents, and the Company shall reimburse CSHL for those costs within 30 days of receipt of each statement. CSHL agrees to utilize the services and capabilities of the Company's patent counsel whenever practicable, and to retain only patent counsel approved by the Company, which approval shall not be unreasonably withheld.

3. CSHL represents and warrants to the Company that (a) it is the holder of the Applications, (b) it has the right to grant the licenses granted in this Agreement, (c) it is not aware of any claims made against the Applications, and that (d) the licenses granted do not conflict with or violate the terms of any agreement between CSHL and any third party.

4.       Protection of Rights.

         a. Each party shall promptly notify the other party in writing of any alleged or threatened infringement of the Patents of which it becomes aware. CSHL shall have the right but not the obligation to bring, at its own expense and in its sole control, an appropriate action against any person or entity infringing the Patents. If CSHL does not bring such an action within forty-five days of notification thereof by the Company, the Company shall have the right, but not the obligation, to bring at its own expense and in its sole control, such appropriate action. The party not bringing action under this paragraph shall be entitled to separate representation in the matter by counsel of its own choice and at its own expense, and shall fully cooperate with the party bringing the action.

         b. The party which is not in control of any action brought pursuant to paragraph 4(a) may elect to contribute fifty percent of the costs of litigation against such third party infringer by providing written notice to the controlling party within ninety days after such action is first brought. If the non-controlling party elects to bear fifty percent of such litigation costs, it shall receive fifty percent of any damage award or settlement resulting from such action. If the non-controlling party does not elect to share such litigation costs, it shall not participate in any damage award or settlement resulting from such action.

         c. If CSHL or the Company is sued by a third party for infringement of a patent because of the Company's exercise of the rights granted in this Agreement, the party which has been sued shall promptly notify the other party in writing of the institution of the suit. CSHL shall have the right, but not the obligation, to defend or settle at its own expense such suit, action or proceeding. The Company shall give to CSHL all authority (including the right to exclusive control of the defense of any such suit, action, or proceeding and the exclusive right to compromise, litigate, settle or otherwise dispose of any such suit, action or proceeding), information and assistance necessary to defend or settle any such suit, action or proceeding. If CSHL does not choose to defend or settle any such suit, action or proceeding, the Company shall have the right, but not the obligation, to defend or settle at its own expense such suit, action or proceeding, and CSHL shall give to the Company all authority, information and assistance necessary to defend or settle any such suit, action or proceeding.

         d. CSHL agrees to indemnify and hold harmless the Company from and against any loss or expense arising from any proven claim of a third party, other than NIH, that it has been granted rights by CSHL and that the Company in exercising its rights granted to it by CSHL pursuant to this Agreement, has infringed upon the rights granted to such third party by CSHL. If the Company is sued by a third party on a claim that it has been granted rights by CSHL and that the Company in exercising the rights granted by CSHL pursuant to this Agreement, has infringed upon the rights granted to such third party by CSHL, the Company shall promptly notify the other party in writing of the institution of the suit.

5. In consideration for the rights granted herein, the Company will pay CSHL ** and will issue to CSHL ** shares of its Preferred Stock within 20 days of the date of this Agreement as more fully set forth in the Subscription Agreement.

6. The Company shall use reasonably diligent efforts to commercialize the technology and the Patent Rights licensed. If, at the end of five years from the date of the issuance of Preferred Stock by the Company to CSHL pursuant to paragraph 5 of this Agreement, the Company is not diligently pursuing the commercialization of either the technology or the Patents Rights licensed, then CSHL may terminate the licenses provided pursuant to this Agreement upon giving six months prior written notice.

7. Should ownership or control of the Company change due to a transaction or related series of transactions which result in more than fifty percent of the Company's voting stock being transferred to a single entity or related group of entities within a six month period, or in the sale of all or substantially all of the assets of its business, the Company shall inform CSHL in writing of the relevant event within thirty days of its occurrence. If the acquiring entity does not agree in writing to assume and be bound by the obligations of this Agreement by providing written notice thereof to CSHL within thirty days of the date the written notice of the occurrence of the event is provided to CSHL, CSHL may, at any subsequent time but not later than ninety days following receipt of notice of occurrence of the event, terminate the licenses provided pursuant to this Agreement upon giving three months prior written notice.




---------------
** This portion has been redacted pursuant to a confidential treatment request.

8. CSHL may terminate the licenses granted pursuant to this Agreement upon thirty days written notice if, at any time, the Company files a petition in bankruptcy or insolvency before the courts or applies for the appointment of a receiver or trustee for all of its assets or any part thereof, or if the Company proposes a written agreement of consolidation or extension of debts, or if the Company is served with an involuntary petition against it, filed in any insolvency proceeding, and such petition is not dismissed within sixty days after its filing, or if the Company proposes or is a party to any dissolution or liquidation, or if the Company makes an assignment for the benefit of creditors.

9.       The parties each represents and warrants that:

         a. It is an entity duly organized, validly existing and is in good standing under the laws of its domicile, is qualified to do business and is in good standing as a corporation in each jurisdiction in which the conduct of its business or the ownership of its properties requires such qualification and has all requisite power and authority to conduct its business as now being conducted, to own, lease and operate its properties and to execute, deliver and perform this Agreement.

         b. The execution, delivery and performance by it of this Agreement have been duly authorized by all necessary action and do not and will not (i) require any consent or approval of its stockholders (other than that which has been obtained),
                  (ii) violate any provision of any law, rule, regulation, writ, judgment, injunction, decree, determination or award presently in effect having applicability to it or any provision of its charter, organization agreement or by-laws or (iii) result in a breach of or constitute a default under any material agreement, mortgage, lease, license, permit or other instrument or obligation to which it is a party or by which it or its properties may be bound or affected.

         c. This Agreement is a legal, valid and binding obligation of it enforceable against it in accordance with its terms and conditions, except as such enforceability may be limited by applicable bankruptcy, insolvency, moratorium, reorganization or similar laws, from time to time in effect, affecting creditor's rights generally.

10. All notices shall be mailed via certified mail, return receipt requested, or courier addressed as follows, or to such other address as may be designated from time to time:

                  If to CSHL:               At its address as set forth at the
                                            beginning of this Agreement

                                            Attn.: John Maroney
                                            Assistant Administrative Director

                  If to the Company:        At its address as set forth at the
                                            beginning of this Agreement

                                            Attn.:  Walter Lovenberg

         Notices shall be deemed given as of the date of receipt.

11. This Agreement shall be construed in accordance with the laws of the State of New York. All disputes arising from this Agreement shall be subject to arbitration in New York City, under the rules and procedures of the American Arbitration Association.

12. This Agreement shall be binding upon and inure to the benefit of the parties and their respective legal representatives, successors and permitted assigns. This Agreement may not be assigned by either party, except that the parties may assign this Agreement and their rights and interest, in whole or in part, to any of their affiliates, any purchaser of all or substantially all of its assets or to any successor corporation resulting from any merger or consolidation with or into such corporation.

13. This Agreement may be amended, modified, superseded or canceled, and any of its terms may be waived, only by a written instrument executed by each party or, in the case of waiver, by the party or parties waiving compliance. The delay or failure of any party at any time or times to require performance of any provision shall in no manner affect the rights at a later time to enforce the same.

14. No person not a party to this Agreement shall have or acquire any rights by reason of this Agreement. Nothing contained in this Agreement shall be deemed to constitute the parties partners with each other or any other person or entity.

         IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized representatives.


Helicon Therapeutics, Inc.                     Cold Spring Harbor Laboratory


By: /s/                                        By: /s/
   -----------------------------                  ------------------------------
Title:                                         Title:
      --------------------------                     ---------------------------

                                    EXHIBIT 1


                               CSHL Patent Rights


                                       **






















---------------
** This portion has been redacted pursuant to a confidential treatment request.

                                    EXHIBIT H

                         LICENSE AND SERVICES AGREEMENT
                       BETWEEN HELICON THERAPEUTICS, INC.
                           AND ONCOGENE SCIENCE, INC.


This agreement was filed as Exhibit 10.33 to this Form 10-K and is incorporated herein by reference.